Exhibit 3(b)
                                                                    ------------


                           SECOND AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                             TXU ENERGY COMPANY LLC


                            Dated as of July 1, 2003

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE I DEFINITIONS..........................................................2

   SECTION 1.01. DEFINITIONS...................................................2
   SECTION 1.02. OTHER DEFINITIONAL PROVISIONS................................10

ARTICLE II ORGANIZATION OF THE COMPANY........................................11

   SECTION 2.01. FORMATION....................................................11
   SECTION 2.02. NAME    12
   SECTION 2.03. REGISTERED AGENT; OFFICES....................................12
   SECTION 2.04. TERM    12
   SECTION 2.05. PURPOSES AND POWERS..........................................12
   SECTION 2.06. LIABILITY TO THIRD PARTIES; NO PERSONAL LIABILITY............12
   SECTION 2.07. SEPARATENESS.................................................13
   SECTION 2.08. LIMITED LIABILITY AND SEPARATENESS...........................14

ARTICLE III MANAGEMENT OF THE COMPANY.........................................14

   SECTION 3.01. MANAGEMENT...................................................14
   SECTION 3.02. BOARD OF MANAGERS............................................15
   SECTION 3.03. NUMBER AND QUALIFICATIONS....................................15
   SECTION 3.04. LENGTH OF SERVICE............................................15
   SECTION 3.05. RESIGNATION..................................................15
   SECTION 3.06. MEETINGS OF BOARD OF MANAGERS................................15
   SECTION 3.07. QUORUM; MAJORITY VOTE........................................16
   SECTION 3.08. METHODS OF VOTING............................................16
   SECTION 3.09. ACTIONS WITHOUT A MEETING....................................16
   SECTION 3.10. BOARD OF MANAGERS' POWERS....................................16
   SECTION 3.11. DUTIES AND OBLIGATIONS OF THE BOARD OF MANAGERS..............18
   SECTION 3.12. OFFICERS.....................................................18
   SECTION 3.13. ELECTION, REMOVAL AND RESIGNATION OF OFFICERS................19
   SECTION 3.14. COMPENSATION.................................................20
   SECTION 3.15. DUTY    20
   SECTION 3.16. REIMBURSEMENT OF EXPENSES....................................20

ARTICLE IV CLASS A MEMBERS; VOTING RIGHTS.....................................20

   SECTION 4.01. MEETINGS OF CLASS A MEMBERS..................................20
   SECTION 4.02. VOTING RIGHTS................................................21
   SECTION 4.03. REGISTERED CLASS A MEMBERS...................................21
   SECTION 4.04. WITHDRAWAL; RESIGNATION......................................22
   SECTION 4.05. DEATH OR DISSOLUTION OF A CLASS A MEMBER.....................22
   SECTION 4.06. AUTHORITY....................................................22

ARTICLE V INTERESTS IN THE COMPANY; MEMBERSHIP IN THE COMPANY.................22

   SECTION 5.01. MEMBERSHIP INTERESTS IN THE COMPANY..........................22


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   SECTION 5.02. CLASS A MEMBERSHIP INTERESTS.................................22
   SECTION 5.03. AUTHORIZATION AND ISSUANCE OF CLASS A MEMBERSHIP INTERESTS...23
   SECTION 5.04. CLASS A MEMBERSHIP INTEREST CERTIFICATES.....................23
   SECTION 5.05. ISSUANCE OF CLASS A MEMBERSHIP INTERESTS.....................24
   SECTION 5.06. NEW CLASS A MEMBERS..........................................24
   SECTION 5.07. CLASS B PREFERRED MEMBERSHIP INTERESTS.......................24
   SECTION 5.08. AUTHORIZATION, ISSUANCE AND TERMINATION OF CLASS B
                  PREFERRED MEMBERSHIP INTERESTS..............................25
   SECTION 5.09. CLASS B PREFERRED MEMBERSHIP INTEREST CERTIFICATES...........26
   SECTION 5.10. NO REISSUANCE OF CLASS B PREFERRED MEMBERSHIP INTERESTS......26
   SECTION 5.11. NEW CLASS B PREFERRED MEMBERS................................26
   SECTION 5.12. REGISTERED CLASS B PREFERRED MEMBERS.........................27
   SECTION 5.13. WITHDRAWAL; DEATH OR DISSOLUTION.............................27
   SECTION 5.14. AUTHORITY....................................................27

ARTICLE VI CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS; REDEMPTIONS............27

   SECTION 6.01. CAPITAL CONTRIBUTIONS........................................27
   SECTION 6.02. CAPITAL ACCOUNTS.............................................28
   SECTION 6.03. NO WITHDRAWAL................................................28
   SECTION 6.04. LOANS   28
   SECTION 6.05. STATUS OF CAPITAL CONTRIBUTIONS..............................28

ARTICLE VII DISTRIBUTIONS.....................................................28

   SECTION 7.01. PRIORITY OF DISTRIBUTIONS....................................28
   SECTION 7.02. WITHHOLDING OF TAXES.........................................29
   SECTION 7.03. LIMITATIONS ON DISTRIBUTIONS.................................29

ARTICLE VIII ALLOCATIONS......................................................30

   SECTION 8.01. ALLOCATIONS..................................................30
   SECTION 8.02. SPECIAL ALLOCATIONS..........................................30
   SECTION 8.03. CURATIVE ALLOCATIONS.........................................32
   SECTION 8.04. CODE SECTION 704(C) TAX ALLOCATIONS..........................32
   SECTION 8.05. OTHER ALLOCATION RULES.......................................33
   SECTION 8.06. OTHER TAX MATTERS............................................33

ARTICLE IX ELECTIONS AND REPORTS..............................................34

   SECTION 9.01. ACCOUNTING BOOKS AND RECORDS.................................34
   SECTION 9.02. REPORTS 35
   SECTION 9.03. TAX ELECTIONS................................................36
   SECTION 9.04. TAX CONTROVERSIES............................................36
   SECTION 9.05. TAX STATUS AND RETURNS.......................................36

ARTICLE X DISSOLUTION AND LIQUIDATION.........................................37

   SECTION 10.01. DISSOLUTION.................................................37
   SECTION 10.02. LIQUIDATION.................................................37


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ARTICLE XI TRANSFER OF MEMBERSHIP INTERESTS; CONVERSIONS......................39

   SECTION 11.01. RESTRICTIONS ON TRANSFERS OF CLASS A MEMBERSHIP INTERESTS...39
   SECTION 11.02. RESTRICTIONS ON TRANSFERS OF CLASS B PREFERRED MEMBERSHIP
                   INTERESTS..................................................39
   SECTION 11.03. GENERAL RESTRICTIONS ON TRANSFER............................40
   SECTION 11.04. PROCEDURES FOR TRANSFER.....................................40
   SECTION 11.05. LEGEND 41
   SECTION 11.06. LIMITATIONS.................................................41
   SECTION 11.07. TAX MATTERS.................................................42

ARTICLE XII INDEMNIFICATION...................................................42

   SECTION 12.01. MANDATORY INDEMNIFICATION OF THE MANAGERS...................42
   SECTION 12.02. MANDATORY ADVANCEMENT OF EXPENSES...........................42
   SECTION 12.03. INDEMNIFICATION OF OFFICERS, EMPLOYEES AND AGENTS...........43
   SECTION 12.04. NONEXCLUSIVITIY OF RIGHTS...................................43
   SECTION 12.05. CONTRACT RIGHTS.............................................43
   SECTION 12.06. INSURANCE...................................................43
   SECTION 12.07. SAVINGS CLAUSE..............................................44
   SECTION 12.08. OTHER ARRANGEMENTS NOT EXCLUDED.............................44

ARTICLE XIII MISCELLANEOUS....................................................44

   SECTION 13.01. NOTICES.....................................................44
   SECTION 13.02. NO ACTION FOR PARTITION.....................................45
   SECTION 13.03. HEADINGS AND SECTIONS.......................................45
   SECTION 13.04. AMENDMENTS..................................................45
   SECTION 13.05. BINDING EFFECT..............................................45
   SECTION 13.06. REMEDIES....................................................46
   SECTION 13.07. WAIVER OF JURY TRIAL........................................46
   SECTION 13.08. INTERPRETATION..............................................46
   SECTION 13.09. GOVERNING LAW...............................................46
   SECTION 13.10. CERTIFICATE OF FORMATION....................................46
   SECTION 13.11. SEVERABILITY................................................46
   SECTION 13.12. ADDITIONAL DOCUMENTS AND ACTS...............................47
   SECTION 13.13. NO THIRD PARTY BENEFICIARIES................................47

   SCHEDULE A - LIST OF CLASS B PREFERRED MEMBERS
   SCHEDULE B - CLASS A MEMBERS SCHEDULE
   SCHEDULE C - CLASS B PREFERRED MEMBERS SCHEDULE
   EXHIBIT A - FORM OF CLASS B PREFERRED MEMBERSHIP INTEREST CERTIFICATE EXHIBIT B - FORM OF CLASS A JOINDER
   EXHIBIT B - FORM OF CLASS B JOINDER


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


          This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "AGREEMENT") of TXU Energy Company LLC, a Delaware limited liability company (the "COMPANY"), is entered into and shall be effective as of July 1, 2003, by and among the Company, TXU US Holdings Company ("US HOLDINGS"), TXU Energy Holdings Company, ("ENERGY HOLDINGS"; and each of US Holdings and Energy Holdings, a "CLASS A MEMBER" and together, the "CLASS A MEMBERS") and each of the entities listed on Schedule A attached hereto (each a "CLASS B PREFERRED Member" and collectively the "CLASS B PREFERRED MEMBERS"). The Class A Members together with the Class B Preferred Members shall be referred to herein as the "COMPANY MEMBERS" and each a "COMPANY MEMBER".

          WHEREAS, US Holdings formed the Company as a limited liability company under the laws of the State of Delaware by filing a Certificate of Formation (the "ORIGINAL CERTIFICATE OF FORMATION") with the Secretary of State of the State of Delaware on November 5, 2001, and in connection therewith entered into a Limited Liability Company Agreement for the Company on November 12, 2001 (the "ORIGINAL AGREEMENT");

          WHEREAS, on November 21, 2002, Energy Holdings was admitted as a member to the Company;

          WHEREAS on November 21, 2002, the Company and the Class A Members entered into the First Amended and Restated Limited Liability Company Agreement ("First Amendment"), which amended and restated the Original Agreement in its entirety in connection with the sale by the Company of $750 million principal amount of its 9.00% Exchangeable Subordinated Notes due 2012 (the "Notes") to certain entities affiliated with DLJ Merchant Banking Partners III, L.P. ("DLJ");

          WHEREAS, on December 19, 2002, with the consent of the Company, the aforementioned entities affiliated with DLJ transferred $250 million principal amount of the Notes to certain entities affiliated with Berkshire Hathaway Inc.;

          WHEREAS, pursuant to Section 2.04 of the Notes, the Company has the right (the "Exchange Right") under certain circumstances to require holders of the Notes to exchange their Notes for a preferred equity interest in the Company having substantially identical economic and other terms as the Notes and otherwise in form and substance satisfactory to such holders (the "Exchange");

          WHEREAS, the Company desires to exercise its Exchange Right and to amend and restate the First Amendment in its entirety as set forth below in order to set forth the rights, powers, duties, obligations and liabilities of the Company and the Company Members as a result of the Exchange; and

          WHEREAS, this Agreement amends and restates the First Amendment in all respects, and from and after the date hereof, constitutes the governing instrument of the Company.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and other good and valuable consideration, the Company and each Company Member hereby agrees as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.01. Definitions.
                        -----------

          The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided in this Agreement):

          "AFFILIATE" means with respect to any Person, any other Person controlling, controlled by, or under common control with such first Person. For the avoidance of doubt, each Class A Member and its Affiliates shall be considered Affiliates of the Company and each Class B Preferred Member and its Affiliates shall not be considered Affiliates of the Company or the Class A Members.

          "AGREEMENT" has the meaning set forth in the Preamble; provided, however, that any reference to the term "Agreement" shall also refer to the Class B Preferred Membership Interest Certificates that form an integral part of this Agreement.

          "BANKRUPTCY" means, with respect to a Person, (a) that such Person has
(i) made an assignment for the benefit of creditors; (ii) filed a voluntary petition in bankruptcy; (iii) been adjudged bankrupt, or insolvent; or had entered against such Person an order of relief in any bankruptcy or insolvency proceeding; (iv) filed a petition or an answer seeking for such Person any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation or filed an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding of such nature; or (v) sought, consented to, or acquiesced in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person's properties; (b) 60 days have elapsed after the commencement of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation and such proceeding has not been dismissed; or (c) 60 days have elapsed since the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person's properties and such appointment has not been vacated or stayed or the appointment is not vacated within 60 days after the expiration of such stay.

          "BOARD OF MANAGERS" has the meaning set forth in Section 3.02.

          "BUSINESS" means the generation of electricity, wholesale energy trading, retail energy marketing, energy delivery and other energy-related services by the Company and its Subsidiaries.

          "BUSINESS DAY" means any day other than a Saturday, Sunday or any other day which is a legal holiday under the laws of the States of New York or Texas or a day on which national banking associations in such States are authorized or required by law or other governmental action to close.


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          "CAPITAL ACCOUNT" means, with respect to any Company Member, the account maintained for such Company Member as provided in this Agreement and in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv).

          "CAPITAL CONTRIBUTION" means, with respect to any Company Member the aggregate amount of money and, with respect to any Class A Member, the initial Gross Asset Value of any property (other than money) contributed to the Company, whenever made. In the case of a Company Member that acquires an interest in the Company by virtue of a Transfer in accordance with the terms of this Agreement, "Capital Contribution" includes the Capital Contribution of such Company Member's predecessor in interest.

          "CERTIFICATE OF FORMATION" means the Original Certificate of Formation as may be amended, restated, supplemented or otherwise modified from time to time on or after the date hereof.

          "CLASS A JOINDER" has the meaning set forth in Section 5.06.

          "CLASS A MEMBER" or "CLASS A MEMBERS" has the meaning set forth in the Preamble.

          "CLASS A MEMBERSHIP INTEREST" of any Class A Member at any time means the entire ownership interest of such Class A Member in the Company at such time, including all benefits to which the owner of such Class A Membership Interest is entitled under this Agreement and applicable law, together with all obligations of such Class A Member under this Agreement and applicable law.

          "CLASS A MEMBERSHIP INTEREST CERTIFICATE" has the meaning set forth in
Section 5.02(b).

          "CLASS A MEMBERS SCHEDULE" has the meaning set forth in Section
5.02(b).

          "CLASS B JOINDER" has the meaning set forth in Section 5.11.

          "CLASS B PREFERRED MANAGER" has the meaning set forth in Section 3.02(a).

          "CLASS B PREFERRED MEMBER" or "CLASS B PREFERRED MEMBERS" has the meaning set forth in the Preamble.

          "CLASS B PREFERRED MEMBERSHIP INTEREST" of any Class B Preferred Member at any time means the entire ownership interest of such Class B Preferred Member in the Company at such time, including all benefits to which the owner of such Class B Preferred Membership Interest is entitled under this Agreement and applicable law, together with all obligations of such Class B Preferred Member under this Agreement and applicable law.

          "CLASS B PREFERRED MEMBERSHIP INTEREST CERTIFICATE" has the meaning set forth in Section 5.07(b).


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          "CLASS B PREFERRED MEMBERS SCHEDULE" has the meaning set forth in
Section 5.07(a).

          "CODE" means the United States Internal Revenue Code of 1986, as amended from time to time.

          "COMPANY" has the meaning set forth in the Preamble.

          "COMPANY GROUP" has the meaning set forth in Section 2.07.

          "COMPANY MEMBER" or "COMPANY MEMBERS" has the meaning set forth in the Preamble.

          "COMPETITOR" means, with respect to the Company or any of its Affiliates, a Person (or an Affiliate of an entity) that is significantly involved in the generation of electricity, wholesale energy trading, retail energy marketing or energy delivery.

          "DELAWARE ACT" means the Delaware Limited Liability Company Act, 6 Del.ss. 18-101 et seq., as the same may be amended from time to time.

          "DEPRECIATION" means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Fiscal Year or other period; provided, however, that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction with respect to such asset for such Fiscal Year or other period bears to such beginning adjusted tax basis; and provided further that, if the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Class A Members.

          "DESIGNEE" has the meaning set forth in Section 3.02(a).

          "DISSOLUTION EVENT" has the meaning set forth in Section 10.01(a).

          "DISTRIBUTE" means to make one or more Distributions.

          "DISTRIBUTION" means, (i) with respect to a Class A Member, the amount of money and the Gross Asset Value of property other than money (net of any liabilities secured by such property that such Class A Member is considered to assume or take subject to as provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(b)(5)) distributed to such Class A Member by the Company (a) on account of such member's Class A Membership Interest, as provided in Article VII or (b) in redemption or liquidation of all or any portion of such member's Class A Membership Interest, and (ii) with respect to a Class B Preferred Member, the amount of money distributed to such Class B Preferred Member by the Company (a) in fulfillment of the Company's obligation to pay dividends (and, if applicable, default dividends) pursuant to the terms of such member's Class B Preferred Membership Interests or (b) in liquidation or redemption of the unpaid


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liquidation value of such member's Class B Preferred Membership Interests
(including any amounts added to the unpaid liquidation value pursuant to the terms of such member's Class B Preferred Membership Interests), but, in each case, shall not include payments to a Company Member (x) pursuant to a loan or advance made by such Company Member to the Company or in respect of any other transaction in which such Company Member acts other than in such member's capacity as a partner within the meaning of Section 707(a) of the Code or (y) which are guaranteed payments within the meaning of Section 707(c) of the Code.

          "DLJ" has the meaning set forth in the Recitals.

          "DLJ ENTITY" or "DLJ ENTITIES" means each investor or investors listed on Schedule II to the Class B Preferred Membership Interest Certificates.

          "DLJ VCOC FUND" means UXT AIV, L.P., a Delaware limited partnership, or a DLJ Entity or Affiliate thereof designated by UXT AIV, L.P.

          "ENCUMBER" means, with respect to a Person, creating or suffering to exist any Encumbrance against any of the property of such Person.

          "ENCUMBRANCE" means any lien, mortgage, pledge, collateral assignment, security interest, hypothecation or other encumbrance.

          "ENERGY HOLDINGS" has the meaning set forth in the Preamble.

          "EXCHANGE" has the meaning set forth in the Recitals.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "EXCHANGE AGREEMENT" means the Exchange Agreement, dated as of November 22, 2002, among the Company, TXU Corp., UXT Intermediary LLC and UXT Holdings LLC, as amended by Amendment No. 1 to the Exchange Agreement, dated as of the date hereof, by and among the Company, TXU Corp. and the entities listed on Schedule A thereto, as may be further amended from time to time in accordance with the terms thereof.

          "EXCHANGE RIGHT" has the meaning set forth in the Recitals.

          "FAIR MARKET VALUE" of any asset as of any date means the purchase price which a willing buyer having all relevant knowledge would pay a willing seller for such asset in an arms' length transaction.

          "FAIR MARKET VALUE OF PROPERTY CONTRIBUTED" means, with respect to property contributed to the Company by any holder of a Class A Membership Interest under Article VI hereof, the Fair Market Value which is mutually agreed upon by such contributing Class A Member and a Majority in Voting Interest of Class A Membership Interests; provided, however, that, if such parties cannot mutually agree upon the Fair Market Value of such property, then each shall appoint an appraiser to determine the Fair Market Value of such property. If the two (2) appraisers agree upon the Fair Market Value of such property, they shall jointly render a single written report of their opinion thereon. If the two (2) appraisers cannot agree upon the Fair Market Value of such property, they shall each render a separate written report and shall together appoint a third appraiser, who or which shall appraise such property, and shall render a written report of its opinion thereon. All appraisers appointed shall be qualified by experience and ability to appraise the type of property being contributed; and the fees and other costs of any appraiser shall be borne by the Company. The agreed appraised value or the appraised value contained in the aforesaid joint written report or written report of the third appraiser (as the case may be) shall be used to determine the number of Class A Membership Interests to be issued to the contributing Class A Member; provided, however, that, if the Fair Market Value contained in the appraisal report of the third appraiser is more than the higher of the first two (2) appraisals, the higher of the first two (2) appraisals shall govern; and provided, further, that if the Fair Market Value contained in the appraisal report of the third appraiser is less than the lower of the first two (2) appraisals, the lower of the first two (2) appraisals shall govern.

          "FIRST AMENDMENT" has the meaning set forth in the Recitals.

          "FISCAL QUARTER" means any three-month accounting period of the Company in the Fiscal Year.

          "FISCAL YEAR" means the annual accounting period of the Company, which shall be the calendar year or such portion of a calendar year during which the Company is in existence.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

          "GOVERNMENTAL AUTHORITY" means any United States or non-United States federal, national, supranational, State, provincial, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

          "GROSS ASSET VALUE" means, with respect to any asset, such asset's adjusted basis for federal income tax purposes, except as follows:

          (a) the initial Gross Asset Value of any asset (other than money) contributed by a Class A Member to the Company shall be the gross Fair Market Value of such asset pursuant to the definition of "Fair Market Value of Property Contributed";

          (b) the Gross Asset Value of all assets of the Company shall be adjusted to equal their respective gross Fair Market Values (taking Code section 7701(g) into account), as determined by the Board of Managers, immediately prior to the following times: (i) the acquisition of an additional interest in the Company by any new or existing Class A Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Class A Member of more than a de minimis amount of Company assets as consideration for an interest in the Company; and (iii) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g); and

          (c) the Gross Asset Value of any Company asset distributed in kind to any Class A Member shall be the gross Fair Market Value (taking Code section 7701(g) into account) of such asset on the date of distribution, as determined by the Board of Managers pursuant to Section 10.02(c).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraph (a) or paragraph (b) above, such Gross Asset Value shall thereafter be reduced by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

          "GROSS INCOME" means all items of gross income and revenues for the applicable period, including any proceeds of any actual or deemed asset sales.

          "INVESTED CAPITAL" means (i) with respect to any Class A Member, the initial investment made in the Company by such Class A Member (equal to the invested capital amount noted in respect of such Class A Member on the Class A Members Schedule), as may be increased from time to time by such Class A Member by any additional Capital Contribution made to the Company, and as may be reduced from time to time by any redemption or return of capital, and (ii) with respect to any Class B Preferred Member, the initial investment made in the Company by such Class B Preferred Member (equal to the original liquidation value noted in respect of such Class B Preferred Member on the Class B Preferred Members Schedule), as may be increased by any addition to such liquidation value pursuant to Section 2.01 of the Class B Preferred Membership Interest Certificate and as may be reduced by any redemption, return of capital or exchange of Class B Preferred Membership Interests for TXU Common Stock.

          "LAW" means any United States or non-United States federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including, without limitation, common law).

          "LIQUIDATION EVENT" means any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary.

          "LIQUIDATOR" has the meaning set forth in Section 10.02(a).

          "MAJORITY IN VOTING INTEREST OF CLASS A MEMBERSHIP INTERESTS" means at any time, Class A Members owning a majority of the Class A Membership Interests outstanding at such time.

          "MAJORITY IN VOTING INTEREST OF CLASS B PREFERRED MEMBERSHIP INTERESTS" means at any time, Class B Preferred Members owning a majority of the Class B Preferred Membership Interests outstanding at such time.

          "MANAGER" means a member of the Board of Managers.

          "MANDATORY REDEMPTION DATE" has the meaning set forth in Section 5.08(b).


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


          "NET CAPITAL GAIN OR NET CAPITAL LOSS" means, for any period, the excess of capital gains (or losses) over capital losses (or gains), respectively, realized or incurred during such period.

          "NET INCOME" and "NET LOSSES" mean, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such Fiscal Year, determined in accordance with Section 703(a) of the Code (but including in taxable income or loss, for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code), with the following adjustments:

          (a) any income of the Company exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Losses pursuant to this definition shall be added to such taxable income or loss;

          (b) any expenditures of the Company described in Section 705(a)(2)(B) of the Code (or treated as expenditures described in Section 705(a)(2)(B) of the Code pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Net Income or Net Losses pursuant to this definition shall be subtracted from such taxable income or loss;

          (c) in the event the Gross Asset Value of any asset of the Company is adjusted in accordance with paragraph (b) or paragraph (c) of the definition of "Gross Asset Value" above, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Losses;

          (d) gain or loss resulting from any disposition of any asset of the Company with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;

          (e) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the definition of "Depreciation" above; and

          (f) any items which are specially allocated pursuant to Sections 8.02 or 8.03 shall not be taken into account in computing Net Income or Net Losses.

          The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 8.02 or 8.03 shall be determined by applying rules analogous to those set forth in subparagraphs (a) through (e) above.

          "NOTES" has the meaning set forth in the Recitals.

          "OFFICER" means an officer of the Company.

          "ORIGINAL AGREEMENT" has the meaning set forth in the Recitals.

          "ORIGINAL CERTIFICATE OF FORMATION" has the meaning set forth in the Recitals.

          "PERMITTED TRANSFEREE" means in the case of any DLJ Entity, (A) any other DLJ Entity, (B) any general or limited partner of any DLJ Entity (a "DLJ PARTNER"), and any Affiliated Employee Benefit Trust or Person that is an Affiliate of any DLJ Partner (collectively, the "DLJ AFFILIATES"), (C) any managing director, general partner, director, limited partner, officer or employee of any DLJ Entity or of any DLJ Affiliate, or the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the foregoing persons referred to in this clause (C) (collectively, "DLJ ASSOCIATES"), (D) a trust (to the extent recognized by applicable Law), the beneficiaries of which, or a corporation, limited liability company or partnership, all of the stockholders, members or general or limited partners of which, include only DLJ Entities, DLJ Affiliates, DLJ Associates, their spouses or their lineal descendants or (E) a voting trustee for one or more DLJ Entities, DLJ Affiliates or DLJ Associates under the terms of a voting trust (to the extent recognized by applicable Law).

          "PERSON" means any individual, corporation, partnership, limited liability company, trust, joint venture, governmental entity or other unincorporated entity, association or group.

          "PROCEEDING" has the meaning set forth in Section 13.01.

          "REGULATION" means any rule or regulation of any Governmental Authority having the effect of Law or any rule or regulation of any self-regulatory organization.

          "REGULATORY ALLOCATIONS" has the meaning set forth in Section 8.03.

          "STATE" means any one of the 50 states of the United States of America or the District of Columbia.

          "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of such Person or entity or a combination thereof. For purposes of this Agreement, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director, managing member, or general partner of such limited liability company, partnership, association or other business entity.

          "TAX" or "TAXES" means all federal, State, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, windfall profit, payroll, sales, use, transfer, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect thereto.

          "TAX MATTERS MEMBER" has the meaning set forth in Section 10.04.

          "TRANSFER" means (a) as a noun, the transfer of ownership by sale, exchange, assignment, gift, donation, grant or other conveyance of any kind, whether voluntary or involuntary, including Transfers by operation of law or legal process (and hereby expressly including, with respect to a Company Member, assignee or other Person, any voluntary or involuntary appointment of a receiver, trustee, liquidator, custodian or other similar official for such Company Member or all or any part of such Company Member, assignee or other Person or all or any part of the property of such Company Member, assignee or other Person under any bankruptcy, reorganization or insolvency law and (b) as a verb, the act of making any voluntary or involuntary Transfer.

          "TREASURY REGULATIONS" means the income tax regulations promulgated under the Code as amended.

          "TXU COMMON STOCK" means the common stock of TXU Corp., without par value.

          "TXU CORP." means TXU Corp., a Texas corporation.

          "US HOLDINGS" has the meaning set forth in the Preamble.

          SECTION 1.02. Other Definitional Provisions.
                        -----------------------------

          (a) All terms in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (b) As used in this Agreement and in any certificate or other documents made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such certificate or other document shall control.

          (c) The words "hereof", "herein", "hereunder", and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section references contained in this Agreement are references to Sections in this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

          (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

          (e) Common nouns and pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person, Persons or other reference in the context requires. Whenever used herein, "or" shall include both the conjunctive and disjunctive, "any" shall mean "one or more".

          (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II

                           ORGANIZATION OF THE COMPANY

          SECTION 2.01. Formation.
                        ---------

          (a) The Company was formed upon the filing of the Original Certificate of Formation with the Secretary of State of the State of Delaware on November 5, 2001, pursuant to the Delaware Act and such filing is hereby approved and ratified in all respects. The Managers and each Officer are hereinafter designated as "authorized persons" within the meaning of the Delaware Act.

          (b) Any Person designated as an "authorized person" by the Board of Managers is authorized to execute, deliver and file, or cause to be executed, delivered and filed, from time to time on behalf of the Company (i) any and all amendments to and restatements of the Certificate of Formation, and (ii) all other instruments, certificates, notices and documents, as an authorized person within the meaning of the Delaware Act. In addition, any Person designated as an "authorized person" by the Board of Managers is authorized to do or cause to be done all such filing, recording, publishing and other acts, in each case, as may be necessary or appropriate from time to time to comply with all applicable requirements for the formation and/or operation and, when appropriate, termination of a limited liability company in the State of Delaware and all other jurisdictions where the Company shall desire to conduct its business. This Agreement shall constitute the "limited liability company agreement" (as that term is used in the Delaware Act) of the Company. The rights, powers, duties, obligations and liabilities of the Company Members shall be determined pursuant to the Delaware Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Company Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Delaware Act, control.

          (c) The Company shall, to the extent permissible, elect to be treated as a partnership for federal income tax purposes, and the Class A Membership Interests and the Class B Preferred Membership Interests shall be treated as interests in a partnership for such purposes. Each Company Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment and no Company Member shall take any action inconsistent with such treatment. The Company shall not be deemed a partnership or joint venture for any other purpose.

          SECTION 2.02. Name. The name of the Company is "TXU Energy Company LLC", or such other name or names as the Board of Managers may from time to time designate; provided, however, that the name shall always contain the words "Limited Liability Company", "LLC" or "L.L.C."

          SECTION 2.03. Registered Agent; Offices. The Company's registered agent and office within the State of Delaware shall be The Corporation Trust Company located at 1209 Orange Street, Wilmington, Delaware 19801, or such other place as the Board of Managers may from time to time determine; provided, however, that such place may not be in the City of New York. The Company's principal executive office shall be located at Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411, or such other place as the Board of Managers may from time to time determine. The Company may maintain such other offices at such other places as the Board of Managers deems advisable; provided, however, that the Company may not maintain any office in the City of New York.

          SECTION 2.04. Term. The term of existence of the Company shall be perpetual from the date the Original Certificate of Formation was filed with the Secretary of State of the State of Delaware, unless the Company is dissolved in accordance with the provisions of this Agreement or the Delaware Act.

          SECTION 2.05. Purposes and Powers. The purpose of the Company is to engage exclusively in the following activities:

          (a) to own the equity interests of its Subsidiaries and operate the Business, subject to the terms hereof, directly or through its Subsidiaries;

          (b) to negotiate, authorize, execute, deliver, assume the obligations under, and perform any agreement or instrument or document relating to the activities set forth in clause (a) above; and

          (c) to engage in any activity and to exercise any powers permitted to limited liability companies under the laws of the State of Delaware that are related or incidental to the Companies purposes and powers set forth in this Agreement, convenient or advisable to accomplish the foregoing.

          SECTION 2.06. Liability to Third Parties; No Personal Liability(a) .
(a) Except as otherwise expressly provided by the Delaware Act, no Company Member or Manager shall be liable for the debts, obligations or liabilities of the Company (whether arising in contract, tort or otherwise), including, without limitation, under a judgment, decree or order of a court, by reason of being a Company Member or acting as a Manager of the Company.

          (b) Each Company Member shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the General Corporation Law of the State of Delaware.

          (c) No Manager or Officer shall be subject in such capacity to any personal liability whatsoever to any Person, other than the Company, in connection with the assets or the affairs of the Company; and, subject to the provisions of Article XII, all such Persons shall look solely to the assets of the Company for satisfaction of claims of any nature arising in connection with the affairs of the Company.

          (d) The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its Business or affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Company Members, Managers or the Officers for liabilities of the Company.

          (e) Such protections from personal liability shall apply to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide greater or broader indemnification rights than such law permitted the Company to provide prior to such amendment).

          SECTION 2.07. Separateness.
                        ------------

          (a) The funds and other assets of the Company shall not be commingled with those of any other entity, and the Company shall maintain its accounts separate from each Company Member and any other Person.

          (b) The Company shall not hold itself out as being liable for the debts of any other entity other than the Company and its Subsidiaries (collectively, the "COMPANY GROUP"), and shall conduct its own business in its own name or duly adopted assumed name.

          (c) The Company shall not form, or cause to be formed, any Subsidiary other than in connection with conducting the Business.

          (d) The Company shall act solely through its duly authorized Class A Members, Managers, Officers or agents in the conduct of the Business, and shall conduct the Business so as not to confuse others as to the identity or assets of the Company Group with those of any other entity.

          (e) The Company shall maintain separate records, books of account and financial statements, and shall not commingle its records and books of account with the records and books of account of any other entity.

          (f) The Managers shall hold appropriate meetings to authorize all of its limited liability company actions, which meetings may be held by telephone conference call or by unanimous written consent.

          (g) Other than the obligations, guarantees or pledges existing on November 18, 2002 and the guarantees of (A) the Energy Plaza building lease obligations of TXU Corp., (B) an Affiliate's obligations with respect to operations in Mexico not to exceed $15 million and (C) an Affiliate's obligations with respect to leased equipment utilized by the Company not to exceed $25 million, the Company shall not (i) guarantee or become obligated for the debts of any Class A Member or any Manager, any Affiliate thereof or any other Person, or otherwise hold out its credit as being available to satisfy the obligations of any Class A Member, any Manager or any other Person, or (ii) pledge its assets for the benefit of any entity, acquire obligations or securities of any Class A Member, any Manager or any Affiliate; provided, however, that the Company may do all of the foregoing for the benefit of the Company Group.

          (h) The Company shall pay its own liabilities out of its own funds.

          (i) The Company Group shall maintain an arms' length relationship or other relationship commercially reasonable under the circumstances and in compliance with all regulatory codes of conduct with their Affiliates outside of the Company Group.

          (j) The Company Group shall use its own separate stationery, invoices, checks and other business forms.

          (k) The Company shall correct any known material misunderstanding regarding the separate identity of the Company Group.

Nothing in this Section 2.07 or Section 2.08 herein shall be deemed to prohibit
(i) the use of an Affiliate for the provision of services that can be performed cost effectively on a shared services basis, including treasury, payroll, accounting, human resources, legal, environmental, engineering, information technology and other administrative services, or (ii) participation in TXU Corp.'s money pool for its system companies in accordance with the guidelines established from time to time therefore, as long as, in each case, such activities are otherwise in compliance with the provisions of this Section 2.07 and Section 2.08.

          SECTION 2.08. Limited Liability and Separateness. Without limiting the generality of Section 2.07, the Company shall be operated in such a manner as the Managers deem reasonable and necessary or appropriate to preserve (a) the limited liability of each Company Member (or any successor) and (b) the separateness of the Company from the business of each Company Member or any other Affiliate thereof outside of the Company Group.

                                  ARTICLE III

                            MANAGEMENT OF THE COMPANY

          SECTION 3.01. Management. The Board of Managers may engage one or more managers to advise the Board of Managers and be responsible for directing the day-to-day operations of the Company under the supervision of the Board of Managers.

          SECTION 3.02. Board of Managers.
                        -----------------

          (a) The Company shall have a "BOARD OF MANAGERS", initially made up of 7 members, which shall be chosen by the Majority in Voting Interest of Class A Membership Interests (each a "DESIGNEE"); provided, however, that, subject to and to the extent permitted by applicable Law and Regulation, for so long as at least 30% of the original liquidation value of the Class B Preferred Membership Interests remain held by the DLJ Entities and/or their Permitted Transferees, the Board of Managers shall at all times include one Manager (THE "CLASS B PREFERRED MANAGER") chosen by the DLJ VCOC Fund.

          (b) Any Designee or the Class B Preferred Manager may be removed at any time, with or without cause, in the case of a Designee, by the affirmative vote of the Majority in Voting Interest of Class A Membership Interests or, in the case of the Class B Preferred Manager, by the DLJ VCOC Fund. Any Designee or Class B Preferred Manager who is removed in accordance with the provisions of this Section 3.02(b), or resigns or otherwise ceases to hold office by reason of his death, shall be replaced by, in the case of any Designee, the affirmative vote of the Majority in Voting Interest of Class A Membership Interests or, in the case of the Class B Preferred Manager, by the DLJ VCOC Fund (but only to the extent that at least 30% of the original liquidation value of the Class B Preferred Membership Interests remain held by the DLJ Entities and/or their Permitted Transferees).

          SECTION 3.03. Number and Qualifications. The number of Managers of the Company shall initially be 7, subject to modification by the Class A Members in accordance with this Agreement; provided, however, that, subject to and to the extent permitted by applicable Law and Regulation, for so long as at least 30% of the original liquidation value of the Class B Preferred Membership Interests remain held by the DLJ Entities and/or their Permitted Transferees, the Board of Managers shall at all times include the Class B Preferred Manager. No decrease in the number of Managers shall have the effect of shortening the term of any incumbent Manager.

          SECTION 3.04. Length of Service. Each Manager shall hold office until his or her successor shall be selected as provided in Section 3.02 of this Agreement and qualified, or until his or her earlier death, resignation or removal as provided in this Agreement.

          SECTION 3.05. Resignation. Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time is specified therein, at the time of its receipt by the remaining Manager. The acceptance of a resignation shall not be necessary to make it effective, unless so expressly provided in the resignation.

          SECTION 3.06. Meetings of Board of Managers.
                        -----------------------------

          (a) All meetings of the Board of Managers shall be held telephonically, by videoconference (such participation in any such meeting shall constitute presence in person at such meeting, except where a Person participates in such meeting for the express purpose of objecting to the transaction of any business on the ground that such meeting is not lawfully called or convened) or at the principal office of the Company or at such other place within or without the State of Delaware, as may be determined by the

Chairperson of the Board of Managers or the member(s) of the Board of Managers calling the meeting, as the case may be, and set forth in the respective notice or waivers of notice of such meeting. A record shall be maintained of each meeting of the Board of Managers.

          (b) Meetings of the Board of Managers may be called by (i) the Chairperson of the Board of Managers or (ii) by one or more Managers.

          (c) Written notice stating the place, day and hour of the meeting shall be delivered to each Manager not less than three Business Days prior to the date of the meeting, by or at the direction of the Chairperson of the Board of Managers or the Manager(s) calling the meeting, as the case may be. Such notice or waiver of notice shall specify the purpose or purposes of such meeting and may, but need not, limit the business to be conducted at such meeting to such purpose or purposes.

          SECTION 3.07. Quorum; Majority Vote. Except as otherwise provided herein or by applicable law, the presence in person or by telephone of a majority of the Managers shall constitute a quorum of the Board of Managers for purposes of conducting business, unless a greater number is required by this Agreement or by law. Once a quorum is present at a meeting of the Board of Managers, the subsequent withdrawal from the meeting of any Manager prior to adjournment or the refusal of any Manager to vote shall not affect the presence of a quorum at the meeting. If, however, such quorum shall not be present at any meeting of the Board of Managers, the Managers at such meeting shall have the power to adjourn the meeting, without notice other than announcement at the meeting, until a majority of the Managers shall be present. Except as otherwise provided herein or required by applicable law, resolutions of the Managers at any meeting of Board of Managers shall be adopted by the affirmative vote of a majority of the Managers at such meeting at which a quorum is present. The act of a majority of the Board of Managers present in person or by telephone at a meeting at which a quorum is present in person or by telephone shall be the act of the Managers, except as otherwise provided by law or any other provision in this Agreement.

          SECTION 3.08. Methods of Voting. A Manager may vote either in person or by telephone.

          SECTION 3.09. Actions Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Managers may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, is signed by all Managers entitled to vote on the action. Copies of any such consents shall be filed with the minutes and permanent records of the Company.

          SECTION 3.10. Board of Managers' Powers. The Board of Managers shall have the authority on behalf and in the name of the Company to perform all acts necessary and desirable to the objects and purposes of the Company, subject to the restrictions expressly set forth in this Agreement and Section 3.05 of the Class B Preferred Membership Interest Certificates and subject to the rights of the Liquidator to liquidate the Company and take all actions incidental thereto during the period of liquidation. Subject to such restrictions, the authority of the Board of Managers shall include, but not be limited to, the authority to:

          (a) engage in transactions and dealings on behalf of the Company, including, transactions and dealings with any Company Member or any Affiliate of any Company Member , provided, that, any such transactions and dealings with any Affiliate of a Class A Member shall be on arms' length terms as provided in Section 2.07(i) herein;

          (b) call meetings of Class A Members or any class thereof;

          (c) vote any securities held by the Company;

          (d) make permitted investments;

          (e) make Distributions, in cash or otherwise, on or in respect of the Class A Membership Interests in accordance with the provisions of this Agreement and the Delaware Act;

          (f) make Distributions in cash on or in respect of the Class B Preferred Membership Interests in accordance with the provisions of this Agreement and the Delaware Act;

          (g) appoint (and dismiss from appointment) attorneys and agents on behalf of the Company, and engage (and dismiss from engagement) any and all Persons providing legal, accounting or financial services to the Company, or such other Persons as the Board of Managers deems necessary or desirable for the management and operation of the Company;

          (h) cause the Company to incur and pay all expenses and obligations incidental to the operation and management of the Company;

          (i) cause the Company to open bank accounts;

          (j) subject to Article X and the rights of the Liquidator, effect a dissolution of the Company after the occurrence of a Dissolution Event;

          (k) bring and defend (or settle) on behalf of the Company actions and proceedings at law or equity before any court or other Governmental Authority or any arbitrator or otherwise;

          (l) prepare or cause to be prepared reports, statements and other relevant information for distribution to the Company Members as may be required by this Agreement or the Delaware Act and any additional information determined to be appropriate by the Board of Managers from time to time;

          (m) execute and deliver on behalf of the Company, this Agreement and any other agreements to which the Company is a party, including any certificates, notes and other documents and instruments related thereto;

          (n) prepare and file, or cause to be prepared and filed, including by the Tax Matters Member, all necessary tax returns and statements and pay all taxes, assessments and other impositions applicable to the Company; and

          (o) execute all other documents or instruments, perform all duties, exercise all powers, and do all things for and on behalf of the Company necessary or desirable for or incidental to the foregoing.

          SECTION 3.11. Duties and Obligations of the Board of Managers.
                        -----------------------------------------------

          (a) The Board of Managers may engage one or more managers to advise the Board of Managers and be responsible for directing the day-to-day operations of the Company under the supervision of the Board of Managers. Each Manager shall be deemed a "manager" of the Company for all purposes of, and with the meaning set forth in, the Delaware Act.

          (b) The Board of Managers shall have the power to delegate authority to such Managers, Officers, employees, agents and representatives of the Company, as it may from time to time deem appropriate.

          (c) All Managers shall cause the Company to adhere to the separateness provisions set forth in Sections 2.07 and 2.08 hereof.

          (d) Each Manager shall take all actions that may be necessary or appropriate (i) for the continuation of the Company's valid existence as a limited liability company under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Company Members or to enable the Company to conduct the business in which it is engaged and (ii) for the accomplishment of the Company's purposes, including the acquisition, development, maintenance, preservation, and operation of the Business in accordance with the provisions of this Agreement and applicable laws and regulations.

          SECTION 3.12. Officers.
                        --------

          (a) The Officers of the Company, as such, shall have limited authority, and shall be subject to the provisions and limitations of this
Article III. All Officers named in this Agreement or elected or appointed pursuant to this Article III shall be responsible to, and subject to the authority and direction of, the Board of Managers in connection with matters over which the Board of Managers has authority.

          (b) The Board of Managers may elect a Chairperson of the Board who, if elected, shall preside at all meetings of the Class A Members and of the Board of Managers and shall perform such other duties as may be prescribed by the Board of Managers from time to time.

          (c) The Company may elect a Chief Executive Officer, who, if elected, shall have general active management of the business of the Company, and in the absence of the Chairperson of the Board of Managers or if the office of Chairperson of the Board of Managers is vacant, shall preside at meetings of the Class A Members and Board of Managers, shall see that all orders and resolutions of the Board of Managers are carried into effect, shall have authority to sign and deliver in the name of the Company any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the Company, except in cases in which the authority to sign and deliver is required by law to be exercised by another person, is expressly delegated by this Agreement or the Board of Managers to some other Officer or agent of the Company or as may generally be delegated in the ordinary course of business, may maintain records of and certify proceedings of the Board of Managers and Class A Members, and shall perform such other duties as may from time to time be prescribed by the Board of Managers.

          (d) The Company shall have a President, who shall be the chief operating officer of the Company, shall have authority to exercise the power of the Chief Executive Officer in his absence, and in the absence of the Chairperson of the Board of Managers and the Chief Executive Officer, or if both such offices are vacant, shall preside at meetings of the Class A Members and Board of Managers. The Company may also have one or more Vice Presidents, who shall have authority to exercise the power of the President in his absence.

          (e) The Company shall have a Treasurer, who, unless provided otherwise by the Board of Managers, shall keep accurate financial records for the Company, shall deposit all moneys, drafts, and checks in the name of and to the credit of the Company, shall endorse for deposit all notes, checks, and drafts received by the Company, making proper vouchers therefor, shall disburse Company funds and issue checks and drafts in the name of the Company, shall render to the President and the Board of Managers, whenever requested, an account of all such Officer's transactions as Chief Financial Officer and of the financial condition of the Company, and shall perform such other duties as the Board of Managers or the President may prescribe from time to time.

          (f) The Company shall have a Secretary, who shall have primary responsibility to maintain records of actions of, and whenever necessary, certify all proceedings of the Class A Members. The Secretary shall keep the required records of the Company, when so directed by the person or persons authorized to call such meetings, shall give or cause to be given notice of meetings of the Class A Members, and shall perform such other duties and have such other powers as the Class A Members or the President may prescribe from time to time.

          (g) The Company may have additional Officers as determined by the Board of Managers.

          (h) No officer need be a Manager, a Member, a Delaware resident or a United States Citizen.

          SECTION 3.13. Election, Removal and Resignation of Officers.
                        ---------------------------------------------

          (a) Subject to the other provisions of this Article III, the Board of Managers may elect or appoint other Officers or agents of the Company, with such titles, duties, and authority as they shall designate. Subject to the other provisions of this Article III, and to any other limitations that the Board of Managers may impose, the Chief Executive Officer may delegate authority and appoint other Officers and agents of the Company, with such titles, duties, and authority as the Chief Executive Officer shall designate. The Chief Executive

Officer, at any time, may remove or terminate the authority of any Officer or agent that was appointed by the Chief Executive Officer.

          (b) Any Officer may be removed as such, with or without cause, by the Board of Managers at any time. Any Officer may resign as such at any time upon written notice to the Company. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time is specified therein, at the time of its receipt by the Board of Managers.

          SECTION 3.14. Compensation. No Manager shall receive any compensation from the Company in his capacity as a Manager. The compensation, if any, of the Officers shall be fixed from time to time by the Board of Managers.

          SECTION 3.15. Duty. A Manager shall perform his or her duties as a Manager in good faith, in a manner he or she reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

          SECTION 3.16. Reimbursement of Expenses. Notwithstanding anything contained herein, all members of the Board of Managers shall be reimbursed for the reasonable expenses of attendance, if any, at each meeting of the Board of Managers.

                                   ARTICLE IV

                         CLASS A MEMBERS; VOTING RIGHTS

          SECTION 4.01. Meetings of Class A Members.
                        ---------------------------

          (a) Generally. Meetings of the Class A Members may be called by: (i) the Board of Managers or (ii) a Majority in Voting Interest of Class A Membership Interests. All meetings of the Class A Members shall be held telephonically, by videoconference or at the principal office of the Company or at such other place within or without the State of Delaware, as may be determined by the Board of Managers or the Class A Member(s) calling the meeting, as the case may be, and set forth in the respective notice or waivers of notice of such meeting; provided, however, that the Company shall have a meeting between and among the Class A Members at the end of each fiscal quarter for informational purposes, which meetings shall be held telephonically, by videoconference or at the principal office of the Company, or at such other place within or without the State of Delaware as determined by the Class A Members. Notwithstanding the foregoing, no meeting of Class A Members shall be held in the City of New York. A record shall be maintained by the Board of Managers of each meeting of the Class A Members. For the avoidance of doubt, the Class B Preferred Members shall not be entitled to attend any of the aforesaid meetings.

          (b) Notice of Meetings of Class A Members. Written notice stating the place, day and hour of the meeting shall be delivered to each Class A Member (with a copy to the Secretary of the Company) not less than ten Business Days prior to the date of the meeting, by or at the direction of the Board of Managers or the Class A Member(s) calling the meeting, as the case may be. Such notice may, but need not, specify the purpose or purposes of such meeting and may, but need not, limit the business to be conducted at such meeting to such purpose or purposes.

          (c) Proxy. Each Class A Member may authorize any Person or Persons to act for it by proxy on all matters in which a Class A Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Class A Member or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable or irrevocable at the pleasure of the Class A Member executing it.

          (d) Quorum; Voting. Except as otherwise provided herein or by applicable law, a Majority in Voting Interest of Class A Membership Interests, represented in person or by proxy, shall constitute a quorum of Class A Members for purposes of conducting business. Once a quorum is present at a meeting of the Class A Members, the subsequent withdrawal from the meeting of any Class A Member prior to adjournment or the refusal of any Class A Member to vote shall not affect the presence of a quorum at the meeting. If, however, such quorum shall not be present at any meeting of the Class A Members, the Class A Members entitled to vote at such meeting shall have the power to adjourn the meeting, without notice other than announcement at the meeting, until a Majority in Voting Interest of Class A Membership Interests shall be present or represented. Except as otherwise provided herein or required by applicable law, resolutions of the Class A Members at any meeting of Class A Members shall be adopted by the affirmative vote of a Majority in Voting Interest of Class A Membership Interests represented and entitled to vote at such meeting at which a quorum is present.

          (e) Actions Without a Meeting. Unless otherwise prohibited by law, any action to be taken at a meeting of the Class A Members may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a Majority in Voting Interest of Class A Membership Interests and such consent is delivered to the Secretary of the Company promptly after the effective date of such consent. A record shall be maintained by the Secretary of the Company of each such action taken by written consent of the Class A Members.

          SECTION 4.02. Voting Rights. Except as specifically provided in this Agreement or otherwise required by applicable law, for all purposes hereunder, including for purposes of Article III hereof, each Class A Member shall be entitled to one vote per unit of Class A Membership Interest held thereby. For the avoidance of doubt, the Class B Preferred Members shall have no voting rights under this Agreement except those voting rights that are expressly conferred upon the Class B Preferred Members in the Class B Preferred Membership Interest Certificates.

          SECTION 4.03. Registered Class A Members. The Company shall be entitled to treat the owner of record of any Class A Membership Interests as the owner in fact of such Class A Membership Interest for all purposes, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Class A Membership Interest on the part of any other Person, whether or not it shall have express or other notice of such claim or interest, except as expressly provided by this Agreement or the laws of the State of Delaware.

          SECTION 4.04. Withdrawal; Resignation. A Class A Member shall not cease to be a Class A Member as a result of the Bankruptcy of such Class A Member or as result of any other events specified in Section 18-304 of the Delaware Act. So long as a Class A Member continues to own or hold any Class A Membership Interests, such Class A Member shall not have the ability to resign as a Class A Member prior to the dissolution and winding-up of the Company and any such resignation or attempted resignation by a Class A Member prior to the dissolution or winding-up of the Company shall be null and void. As soon as any Person who is a Class A Member ceases to own or hold any Class A Membership Interests, such Person shall no longer be a Class A Member.

          SECTION 4.05. Death or Dissolution of a Class A Member. Except as provided in Section 10.01, the death or dissolution of any Class A Member shall not cause the dissolution of the Company. In such event, the Company and its business shall be continued by the remaining Class A Member or Class A Members.

          SECTION 4.06. Authority. No Class A Member, in its capacity as a Class A Member, shall have the power to act for or on behalf of, or to bind the Company.

                                   ARTICLE V

               INTERESTS IN THE COMPANY; MEMBERSHIP IN THE COMPANY

          SECTION 5.01. Membership Interests in the Company. There shall be two classes of membership interests in the Company designated as follows: (a) Class A Membership Interests which shall be held by Class A Members and (b) Class B Preferred Membership Interests which shall be held by Class B Preferred Members. In each case, the interests in the Company have been issued or will be issued in transactions exempt from the registration requirements of the Securities Act.

          SECTION 5.02. Class A Membership Interests. (a) The Class A Membership Interests shall have all of the rights and privileges, including voting rights, set forth in this Agreement, except for those rights and privileges that are expressly conferred exclusively upon the Class B Preferred Membership Interests. Additionally, the Class A Membership Interests shall be subject to the related obligations and restrictions set forth in this Agreement, the Class A Membership Interest Certificates and the Class B Preferred Membership Interest Certificates.

          (b) Upon the issuance of any Class A Membership Interest as provided in this Agreement, the Class A Membership Interest so issued shall be deemed to be duly and validly issued. The Secretary of the Company shall maintain a schedule of all Class A Members from time to time, which shall include their respective mailing addresses and the Class A Membership Interests held by them (as the same may be amended, modified or supplemented from time to time, the "CLASS A MEMBERS SCHEDULE"), a copy of which as of the date hereof is attached hereto as Schedule B. The Class A Members shall have no interest in the Company other than the Class A Membership Interests conferred by this Agreement and represented by the certificates (the "CLASS A MEMBERSHIP INTEREST CERTIFICATES"), which shall be deemed to be personal property giving only the rights conferred by this Agreement. Ownership of a Class A Membership Interest shall not entitle a Class A Member to call for a partition or division of any property of the Company.

          SECTION 5.03. Authorization and Issuance of Class A Membership
                        Interests.
                        ------------------------------------------------

          (a) Interests. The Company hereby authorizes the issuance of up to 1,000 units of Class A Membership Interests, and hereby issues, 1,000 Class A Membership Interests, all of which are outstanding as of the date hereof, as set forth on the Class A Members Schedule (as in effect on the date hereof).

          (b) Additional Class A Membership Interests. Except as expressly provided by this Agreement, the Company shall not authorize, issue or sell, or cause to be authorized, issued or sold, any Class A Membership Interests.

          SECTION 5.04. Class A Membership Interest Certificates.
                        ----------------------------------------

          (a) Each Class A Membership Interest Certificate shall be signed by an Officer of the Company, certifying the number of Class A Membership Interests owned by the holder of such Class A Membership Interest Certificate. The Class A Membership Interest Certificates shall be consecutively numbered or otherwise identify the name of the Person to whom the Class A Membership Interests represented thereby are issued and the number of Class A Membership Interests and date of issue, shall be entered on the books of the Company and until such Class A Membership Interests are transferred on the books of the Company (including the Class A Members Schedule) pursuant to the terms of this Agreement, such Person shall be deemed to be the owner of such Class A Membership Interests for all purposes. Class A Membership Interests, or any portion thereof, shall only be transferred on the books of the Company (including the Class A Members Schedule) by the holder of record thereof, or by such holder's attorney duly authorized in writing, upon surrender to the Company of the Class A Membership Interest Certificate(s) endorsed by the appropriate Person(s), with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Company may reasonably require, and accompanied by all necessary transfer stamps. If all conditions to such a transfer have been met, it shall be the duty of the Company, at the expense of the Company, to issue new Class A Membership Interest Certificates to the Person entitled thereto, cancel the old Class A Membership Interest Certificate(s), and record the transaction on its books (including the Class A Members Schedule).

          (b) Any Officer may direct a new Class A Membership Interest Certificate(s) to be issued in place of any Class A Membership Interest Certificate(s) previously issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming the Class A Membership Interest Certificate to be lost, stolen or destroyed. When authorizing such issuance of a new Class A Membership Interest Certificate(s), such Officer may, in its discretion and as a condition precedent to the issuance of such new Class A Membership Interest Certificate(s), require the owner of such lost, stolen or destroyed Class A Membership Interest Certificate(s), or its legal representative, to give the Company a bond sufficient to indemnify the Company against any claim that may be made against the Company on account of such loss, theft or destruction or of the issuance of such new Class A Membership Interest Certificate.

          SECTION 5.05. Issuance of Class A Membership Interests. Subject to the limitations contained in Article XI hereof, the Company (with the approval of the Board of Managers) shall have the right to issue any authorized but unissued Class A Membership Interests; provided, that the Company shall not issue any Class A Membership Interests to any Person unless such Person has executed and delivered to the Secretary of the Company the documents described in Section
5.06 hereof. Upon the issuance of Class A Membership Interests, the Board of Managers shall adjust the Capital Accounts as necessary in accordance with this Agreement.

          SECTION 5.06. New Class A Members. After the date hereof, in order for a Person to be admitted as a new Class A Member, such Person shall execute and deliver to the Secretary of the Company a written undertaking to be bound by the terms and conditions of this Agreement substantially in the form of Exhibit B hereto (each, a "CLASS A JOINDER"). Upon execution of a Class A Joinder, the amendment of the Class A Members Schedule by the Secretary of Company and the satisfaction of any other applicable conditions, including the receipt by the Company of payment for the issuance of the applicable Class A Membership Interests, such Person shall be admitted as a Class A Member and deemed listed as such on the books and records of the Company and thereupon shall be issued his or its Class A Membership Interests. The Board of Managers shall then adjust the Capital Accounts as necessary in accordance with this Agreement.

          SECTION 5.07. Class B Preferred Membership Interests. (a) The Class B Preferred Membership Interests shall have the terms, and the Class B Preferred Members shall have the rights and privileges, set forth in the Class B Preferred Membership Interest Certificates, a form of which is attached hereto as Exhibit
A. In addition, the Class B Preferred Members shall have any other rights and privileges expressly granted to the Class B Preferred Members in this Agreement and, for so long as any Class B Preferred Membership Interests remain outstanding, this Agreement shall be subject to the provisions of the Class B Preferred Membership Interest Certificate. Additionally, the Class B Preferred Membership Interests shall be subject to the related obligations and restrictions set forth in this Agreement and the Class B Preferred Membership Interest Certificates. Each Class B Preferred Member shall be issued a certificate ("CLASS B PREFERRED MEMBERSHIP INTEREST CERTIFICATE") evidencing the aggregate original liquidation value of the Class B Preferred Membership Interests held by such Class B Preferred Member. Any Class B Preferred Membership Interest Certificate so issued shall be in all material respects identical to the form attached hereto and shall be deemed to be a part of this Agreement.

          (b) Upon the issuance of any Class B Preferred Membership Interest as provided in this Agreement, the Class B Preferred Membership Interest so issued shall be deemed to be duly and validly issued. The Secretary of the Company shall maintain a schedule of all Class B Preferred Members from time to time, which shall include each Class B Preferred Member's mailing address, the number of Class B Preferred Membership Interests held, the unpaid liquidation value of such member's Class B Preferred Membership Interests and the amount, if any, added to such member's unpaid liquidation value pursuant to Section 2.01(a) of the Class B Preferred Membership Interest Certificates (as the same may be amended, modified or supplemented from time to time, the "CLASS B PREFERRED MEMBERS SCHEDULE"), a copy of which as of the date hereof is attached hereto as Schedule C. The Class B Preferred Members shall have no interest in the Company other than the Class B Preferred Membership Interests conferred by this Agreement and represented by the certificates (the "CLASS B PREFERRED MEMBERSHIP INTEREST CERTIFICATES"), which shall be deemed to be personal property giving only the rights conferred by this Agreement. Ownership of a Class B Preferred Membership Interest shall not entitle a Class B Preferred Member to call for a partition or division of any property of the Company.

          SECTION 5.08. Authorization, Issuance and Termination of Class B Preferred Membership Interests. (a) Interests. The Company hereby authorizes the issuance of Class B Preferred Membership Interests with an aggregate original liquidation value of up to $750 million. To facilitate the Exchange, the Company hereby issues Class B Preferred Membership Interests with an aggregate original liquidation value of $750 million as set forth on the Class B Preferred Members Schedule (effective on the date hereof).

          (b) Redemption. As provided in Section 2.02 of the Class B Preferred Membership Interest Certificates, the Company shall redeem all outstanding Class B Preferred Membership Interests on November 22, 2012 (the "MANDATORY REDEMPTION DATE"), including without limitation, any accrued but unpaid dividends. In addition, the Class B Preferred Membership Interests shall be subject to redemption by the Company, and the Company shall be required to make payments to the holder of the Class B Preferred Membership Interests so redeemed, as provided in Section 4.01 of the Class B Preferred Membership Interest Certificates.

          (c) Exchange of Interests. The Company agrees that the Class B Preferred Membership Interests shall be exchangeable into TXU Common Stock as contemplated by the Exchange Agreement. Immediately after any such exchange, the exchanged Class B Preferred Membership Interests shall be deemed cancelled and of no force and effect whatsoever. In addition, the aggregate amount of authorized, and the aggregate amount of outstanding, Class B Preferred Membership Interests and the amount of Class B Preferred Membership Interests held by such exchanging member shall each be reduced equally by the number of Class B Preferred Membership Interests so exchanged. If any Class B Preferred Member exchanges all of such member's Class B Preferred Membership Interests under the Exchange Agreement, then such member shall no longer be deemed a Class B Preferred Member. Upon, any such exchange, the Secretary of the Company shall adjust the Class B Preferred Members Schedule accordingly, and the Board of Managers shall adjust the Capital Accounts as necessary in accordance with this Agreement.

          (d) Expiration. The class represented by the Class B Preferred Membership Interests shall expire upon the earlier to occur of (i) the closing of the transactions related to the exchange of all Class B Preferred Membership Interests under the Exchange Agreement, (ii) the closing of the transactions related to the redemption of all Class B Preferred Membership Interests pursuant to Section 4.01 of the Class B Preferred Membership Interest Certificates or
(iii) the closing of the transactions related to the redemption of all Class B Preferred Membership Interests pursuant to Section 2.02 of the Class B Preferred Membership Interest Certificates.

          (e) Additional Class B Preferred Membership Interests. Except as expressly provided by this Agreement, the Company shall not authorize, issue or sell, or cause to be authorized, issued or sold, any Class B Preferred Membership Interests.

          SECTION 5.09. Class B Preferred Membership Interest Certificates. (a) Each Class B Preferred Membership Interest Certificate shall be signed by an Officer of the Company, certifying the number of Class B Preferred Membership Interests owned by the holder of such Class B Preferred Membership Interest Certificate. The Class B Preferred Membership Interest Certificates shall be consecutively numbered, identify the name of the Person to whom the Class B Preferred Membership Interests represented thereby are issued and state the number of Class B Preferred Membership Interests and date of issue, shall be entered on the books of the Company and until such Class B Preferred Membership Interests are transferred on the books of the Company (including the Class B Preferred Members Schedule) pursuant to the terms of this Agreement, such Person shall be deemed to be the owner of such Class B Preferred Membership Interests for all purposes. Class B Preferred Membership Interests, or any portion thereof, shall only be transferred on the books of the Company (including the Class B Preferred Members Schedule) by the holder of record thereof, or by such holder's attorney duly authorized in writing, upon surrender to the Company of the Class B Preferred Membership Interest Certificate(s) endorsed by the appropriate Person(s), with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Company may reasonably require, and accompanied by all necessary transfer stamps. If all conditions to such a transfer have been met, it shall be the duty of the Company, at the expense of the Company, to issue new Class B Preferred Membership Interest Certificates to the Person entitled thereto, cancel the old Class B Preferred Membership Interest Certificate(s), and record the transaction on its books (including the Class B Preferred Members Schedule). Each such new Class B Preferred Membership Interest Certificate shall be dated and yield dividends from (i) the date to which dividends shall have been paid on the surrendered Class B Preferred Membership Interest Certificate or (ii) if no dividends have been paid thereon, the date of the surrendered Class B Preferred Membership Interest Certificate.

          (b) Any Officer may direct a new Class B Preferred Membership Interest Certificate(s) to be issued in place of any Class B Preferred Membership Interest Certificate(s) previously issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming the Class B Preferred Membership Interest Certificate to be lost, stolen or destroyed. When authorizing such issuance of a new Class B Preferred Membership Interest Certificate(s), such Officer may, in his reasonable discretion and as a condition precedent to the issuance of such new Class B Preferred Membership Interest Certificate(s), require the owner of such lost, stolen or destroyed Class B Preferred Membership Interest Certificate(s), or its legal representative, to give the Company a bond sufficient to indemnify the Company against any claim that may be made against the Company on account of such loss, theft or destruction or of the issuance of such new Class B Preferred Membership Interest Certificate.

          SECTION 5.10. No Reissuance of Class B Preferred Membership Interests. No Class B Preferred Membership Interest acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued and, upon such event, any such Class B Preferred Membership Interest shall resume the status of an authorized but unissued Class B Preferred Membership Interest.

          SECTION 5.11. New Class B Preferred Members. After the date hereof, in order for a Person to be admitted as a new Class B Preferred Member, such Person shall execute and deliver to the Secretary of the Company a written undertaking to be bound by the terms and conditions of this Agreement substantially in the form of Exhibit C hereto (each, a "CLASS B JOINDER"). Upon execution of a Class B Joinder, the amendment of the Class B Preferred Members Schedule by the Secretary of Company and the satisfaction of any other applicable conditions such Person shall be admitted as a Class B Preferred Member and deemed listed as such on the books and records of the Company and thereupon shall be issued its Class B Preferred Membership Interests. The Board of Managers shall then adjust the Capital Accounts as necessary in accordance with this Agreement.

          SECTION 5.12. Registered Class B Preferred Members. The Company shall be entitled to treat the owner of record of any Class B Preferred Membership Interests as the owner in fact of such Class B Preferred Membership Interest for all purposes, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Class B Preferred Membership Interest on the part of any other Person, whether or not it shall have express or other notice of such claim or interest, except as expressly provided by this Agreement or the laws of the State of Delaware.

          SECTION 5.13. Withdrawal; Death or Dissolution. (a) A Class B Preferred Member shall not cease to be a Class B Preferred Member as a result of the Bankruptcy of such Class B Preferred Member or as result of any other events specified in Section 18-304 of the Delaware Act.

          (b) The death or dissolution of any Class B Preferred Member shall not cause the dissolution of the Company.

          (c) As soon as any Person who is a Class B Preferred Member ceases to own or hold any Class B Preferred Membership Interests, such Person shall no longer be a Class B Preferred Member.

          SECTION 5.14. Authority. No Class B Preferred Member, in its capacity as a Class B Preferred Member, shall have the power to act for or on behalf of, or to bind the Company.

                                   ARTICLE VI

             CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS; REDEMPTIONS

          SECTION 6.01. Capital Contributions.
                        ---------------------

          (a) Class A Members. Prior to, or as of, the date hereof, each Person who is a Class A Member as of the date hereof has made or is deemed to have made, the Capital Contributions giving rise to such Class A Member's initial Capital Account and is deemed to own the number of Class A Membership Interests in the amount set forth opposite such Class A Member's name on the Class A Members Schedule as in effect on the date hereof.

          (b) Class B Preferred Members. Prior to, or as of, the date hereof, each Person who is a Class B Preferred Member as of the date hereof has made or is deemed to have made, the Capital Contributions giving rise to such Class B Preferred Member's initial Capital Account and is deemed to own the number of

Class B Preferred Membership Interests in the amount set forth opposite such Class B Preferred Member's name on the Class B Preferred Members Schedule as in effect on the date hereof. No Class B Preferred Member shall be required or obligated in any manner whatsoever to make any additional Capital Contributions after the date hereof; provided, however, that additions to liquidation value pursuant to Section 2.01(a) of the Class B Preferred Membership Interest Certificates shall not be considered Capital Contributions for the purposes of this Section 6.01(b).

          SECTION 6.02. Capital Accounts.
                        ----------------

          (a) Each Company Member shall have a Capital Account equal to such Company Member's (i) Invested Capital, (ii) plus any Net Income or items of Gross Income allocated to such Company Member and (iii) less (x) any Distributions to such Company Member and (y) any Net Loss or items of loss or deduction allocated to such Company Member.

          (b) Such Capital Accounts shall be maintained in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv).

          SECTION 6.03. No Withdrawal. No Company Member will be entitled to withdraw any part of its Capital Contribution or Capital Account or to receive any Distribution from the Company, except as expressly provided in this Agreement.

          SECTION 6.04. Loans. Loans by Company Members to the Company shall not be considered Capital Contributions.

          SECTION 6.05. Status of Capital Contributions.
                        -------------------------------

          (a) No Company Member shall receive any interest, salary or drawing with respect to such Company Member's Capital Contributions or Capital Account, except as otherwise specifically provided in this Agreement.

          (b) Except as otherwise provided by applicable law, no Company Member shall be required to lend any funds to the Company or to make any additional Capital Contributions to the Company.

          (c) No Company Member shall have any personal liability for the repayment of any Capital Contribution of any other Company Member.

                                  ARTICLE VII

                                  DISTRIBUTIONS

          SECTION 7.01. Priority of Distributions.
                        -------------------------

          (a) Class A Members. Distributions in any form, including cash or other assets, shall be made to the holders of Class A Membership Interests pro rata in accordance with their Class A Membership Interests at the times and in the aggregate amounts determined by the Board of Managers.

          (b) Class B Preferred Members. Distributions shall be made in cash to the holders of Class B Preferred Membership Interests pro rata in accordance with their Class B Preferred Membership Interests at the times and in the aggregate amounts provided in the Class B Preferred Membership Interest Certificates.

          SECTION 7.02. Withholding of Taxes. If the Company is required to withhold and remit any federal income taxes levied on all or part of a Company Member's allocable share of net income and gains, the Company shall make the requisite payments to the appropriate taxing authority on a timely basis, and the amount so paid shall be treated as a Distribution to the Company Member for whom such payment is made and shall proportionately reduce the amount of Distributions to be paid directly to such Company Member. If the Board of Managers determines that the Company lacks sufficient funds to make Distributions to the Class A Members in an aggregate amount that would allow for any such withholding, the Class A Member for whom such withholding is to be made shall make Capital Contributions of cash or immediately available funds in the amount needed by the Company after said Distributions have been made to satisfy such withholding liability within ten days after being so notified by the Company. Should a Class A Member fail to timely make any such Capital Contributions, such Class A Member shall be in default and shall indemnify and hold the Company and the other Class A Members harmless for any costs, penalties, payments or damages incurred by the Company or the other Class A Members as a result of such failure, and such Class A Member shall pay the Company interest in respect to any disbursements by the Company as a result of such Class A Member failing to timely make the Capital Contributions required by this Section 7.02 at the lower of the Prime Rate plus ten percentage points per annum, compounded monthly, or the highest rate of interest allowed by applicable law. The Company shall have the authority to apply any Distributions to which such defaulting Class A Member would otherwise be entitled towards the satisfaction of the liabilities to the Company incurred by such Class A Member under this Section 7.02. For purposes of this Section 7.02, "PRIME RATE" means, as of a particular date, the prime rate of interest as published on such date in The Wall Street Journal, and generally defined therein as "the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks"; provided, that, if The Wall Street Journal is not published on a date for which the Prime Rate must be determined, the Prime Rate shall be the prime rate published in The Wall Street Journal on the nearest-preceding date on which The Wall Street Journal was published or if The Wall Street Journal discontinues publishing a prime rate, the Prime Rate shall be the prime rate published in a newspaper of national circulation.

          SECTION 7.03. Limitations on Distributions. (a) Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any Distribution if such Distribution would violate Section 18-607 of the Delaware Act or other applicable law, but shall instead make such Distribution as soon as practicable after such time as the making of such Distribution would not cause such violation.

          (b) Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any Distribution to a Class A Member if such Distribution would violate any of the Company's debt financing agreements or any other debt financing agreement of which the Company is a guarantor, but shall instead make such Distribution as soon as practicable after such time as the making of such Distribution would not cause such violation.

                                  ARTICLE VIII

                                   ALLOCATIONS

          SECTION 8.01. Allocations.
                        -----------

          (a) Net Income for a Fiscal Year shall be allocated to the Class B Preferred Members (before any allocations of Net Income to the Class A Members), on a pro rata basis in proportion to their ownership of Class B Membership Interests, until the total amount of Net Income allocated to the Class B Preferred Member under this clause (a) as of the end of such Fiscal Year equals the total amount of dividends actually paid in respect of the Class B Membership Interests as of the end of such Fiscal Year. No allocations of Net Income shall be made under this clause (a) for dividends in respect of the Class B Preferred Membership Interests that have accrued but not been paid. Any remaining Net Income shall be allocated for each Fiscal Year to the holders of Class A Membership Interests pro rata in accordance with their Class A Membership Interests.

          (b) Net Losses shall be allocated for each Fiscal Year to the holders of Class A Membership Interests pro rata in accordance with their Class A Membership Interests; provided, however, that if the balance in the Capital Account of each Class A Member is zero or less, then Net Losses for any Fiscal Year shall be allocated to Class B Preferred Members, on a pro rata basis in proportion to the positive balances in their respective Capital Accounts, until each such Capital Account has been reduced to zero. In the event that Net Losses are allocated to Class B Preferred Members under this clause (b) for any Fiscal Year, then any Net Income for subsequent Fiscal Years shall be allocated to such Class B Preferred Members (before any allocations of Net Income to the Class A Members), in proportion to and to the extent of the Net Losses previously allocated to such Class B Preferred Members under this clause (b).

          (c) In connection with a redemption of the Class B Preferred Membership Interests by the Company, in whole or in part, or the liquidation or winding up of the Company, Class B Preferred Members shall be allocated Net Income and, if necessary, items of Gross Income (before any allocation of Net Income or Gross Income to the Class A Members), on a pro rata basis, until the balance in each such Class B Preferred Member's Capital Account equals the amount that such Class B Preferred Member will be entitled to receive pursuant to Section 11.03(b).

          (d) Notwithstanding anything to the contrary herein, Class B Preferred Members shall not be allocated Net Capital Losses. Instead, any Net Capital Losses for a Fiscal Year shall be allocated solely to the Class A Members in accordance with the provisions of Section 8.01 hereof. In the event of an allocation of Net Capital Loss to the Class A Members under this clause (d), any Net Capital Gains for subsequent Fiscal Years shall be allocated solely to the Class A Members in accordance with the provisions of Section 8.01 hereof, to the extent of the Net Capital Losses previously allocated to such Class A Members under this clause (d).

          SECTION 8.02. Special Allocations. The following special allocations shall be made in the following order to the extent items of income, gain, loss or deduction are available:

          (a) Partnership Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulation Section 1.704-2(f), notwithstanding any other provision of this Article VIII, if there is a net decrease in partnership minimum gain during any Fiscal Year, each Company Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Company Member's share of the net decrease in partnership minimum gain, determined in accordance with Treasury Regulation Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Company Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulation Sections 1.704-2(f)(6) and 1.704-2(j)(2). This
     Section 8.02(a) is intended to comply with the minimum gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

          (b) Partner Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulation Section 1.704-2(i)(4), notwithstanding any other provision of this Article VIII, if there is a net decrease in partner nonrecourse debt minimum gain attributable to a partner nonrecourse debt during any Fiscal Year, each Company Member who has a share of the partner nonrecourse debt minimum gain attributable to such partner nonrecourse debt, determined in accordance with Treasury Regulation Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Company Member's share of the net decrease in partner nonrecourse debt minimum gain attributable to such partner nonrecourse debt, determined in accordance with Treasury Regulation Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Company Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 8.02(b) is intended to comply with the minimum gain chargeback requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

          (c) Qualified Income Offset. In the event any Company Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Company Member as quickly as possible, provided, that an allocation pursuant to this Section 8.02(c) shall be made only if and to the extent that such Company Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this
     Section 8.02 have been tentatively made as if this Section 8.02(c) were not contained in this Agreement. For this purpose, Adjusted Capital Account Deficit means, with respect to any Company Member, the deficit balance, if any, in such Company Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (i) such Capital Account shall be deemed to be increased by any amounts that such Company Member is obligated to restore to the Company (pursuant to this Agreement or otherwise) or is deemed to be obligated to restore pursuant to: (A) the penultimate sentence of Treasury Regulation Section

     1.704-2(g)(1), or (B) the penultimate sentence of Treasury Regulation
     Section 1.704-2(i)(5), and (ii) such Capital Account shall be deemed to be decreased by the items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

          (d) Gross Income Allocation. In the event any Company Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of: (i) the amount such Company Member is obligated to restore pursuant to any provision of this Agreement and (ii) the amount such Company Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Company Member shall be specially allocated items of Gross Income in the amount of such excess as quickly as possible, provided, that an allocation pursuant to this Section 8.02(d) shall be made only if and to the extent that such Company Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 8.02 have been made as if Section 8.02(c) and this
     Section 8.02(d) were not contained in this Agreement.

          SECTION 8.03. Curative Allocations. The allocations set forth in
Section 8.02 (the "REGULATORY ALLOCATIONS") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Company Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 8.03. Therefore, notwithstanding any other provision of this Article VIII (other than the Regulatory Allocations), the Company Members shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner the Board of Managers determines appropriate so that, after such offsetting allocations are made, each Company Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Company Member would have had if the Regulatory Allocations were not contained in this Agreement and all Company items were allocated pursuant to this Article VIII without regard to the Regulatory Allocations. In exercising its discretion under this Section 8.03, the Board of Managers shall take into account future Regulatory Allocations under Section 8.02 that, although not yet made, are likely to offset other Regulatory Allocations previously made under Section 8.02.

          SECTION 8.04. Code Section 704(c) Tax Allocations. In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Company Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Gross Asset Value at the time of its contribution. In the event the Gross Asset Value of any Company asset reflected in the Company Members' Capital Accounts is adjusted pursuant to the provisions above, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and the adjusted Gross Asset Value of such property as reflected in the Company Members' Capital Accounts in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder. Allocations pursuant to this Section 8.04 are solely for federal income tax purposes and shall not affect, or in any way be taken into account in computing, any Company Member's Capital Account or share of Net Income, Net Losses, or other items, or distributions pursuant to any provision of this Agreement. Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction and any other allocations not otherwise provided for, shall be divided among the Company Members in the same proportions as they share Net Income, Net Losses, or amounts specially allocated pursuant to Sections 8.03 or 8.04, as the case may be, for the Fiscal Year.

          SECTION 8.05. Other Allocation Rules.
                        ----------------------

          (a) Except as otherwise provided in Section 8.04, for Tax purposes, each item of income, gain, loss and deduction will, to the extent appropriate, be allocated among the Company Members in the same manner as its correlative item of "book" income, gain, loss or deduction has been allocated pursuant to the other provisions of this Agreement.

          (b) For purposes of determining the Net Income and Net Losses or any other items allocable to any period, Net Income and Net Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Tax Matters Member using any method that is permissible under Code Section 706 and the Treasury Regulations thereunder.

          SECTION 8.06. Other Tax Matters.
                        -----------------

          (a) The Exchange. Upon the issuance of the Notes (and in contemplation of the Exchange) the Class A Members acknowledged and agreed that all outstanding Notes would be treated as preferred equity interests in the Company for all income tax purposes. Each party to this Agreement agrees that each Class B Preferred Member shall succeed to the Capital Account that was maintained for such Class B Preferred Member as a holder of Notes. In addition, each party to this Agreement acknowledges and agrees that, consistent with the income Tax treatment of the Notes as preferred equity interests in the Company, the exchange of Notes for Class B Preferred Membership Interests shall be treated as a "nonrecognition transaction" under section 721 of the Code.

          (b) Elections. Other than any elections made upon the conversion of the Company to a partnership for federal income tax purposes (which shall be made consistent with past practice, where applicable), the Company (including any Tax Matters Member in its capacity as such) shall not make, revoke or change any express or deemed Tax election or change any method of Tax accounting if objected to in writing by the Class B Preferred Members' Tax Representative within 15 days of receiving notice thereof from the Company (which objection shall not be unreasonably made), and the Company shall consult with the Class B Preferred Members' Tax Representative and keep such Class B Preferred Members' Tax Representative reasonably informed as to any material Tax claim, audit or proceeding that, in any case, the Company determines in good faith could affect the income tax treatment of a Class B Preferred Member as owner of a preferred equity interest in the Company or the amount or Tax character of any Tax item allocated or to be allocated to the Class B Preferred Member in its capacity as owner. For this purpose, "Class B Preferred Members' Tax Representative" shall have the same meaning as "Holders' Tax Representative" under the Purchase Agreement.

          (e) Reporting. Promptly following the end of each Fiscal Year of the Company (and in no event later than 90 days after the close of such Fiscal
Year), the Company shall provide each Class B Preferred Member with IRS Schedule K-1, reporting such Class B Preferred Member's share of the taxable income or loss of the Company, and such separately stated items of income, gain, loss, deduction or credit as required by federal income tax law, and the Company also shall provide such information as shall be required or reasonably requested by each Class B Preferred Member for purposes of allowing such Class B Preferred Member to prepare and file its Tax returns.

                                   ARTICLE IX

                              ELECTIONS AND REPORTS

          SECTION 9.01. Accounting Books and Records.
                        ----------------------------

          (a) The Company shall keep on site at its principal place of business each of the following:

          (i) separate books of account for the Company which shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received, and all income derived in connection with the conduct of the Company and the operation of the Business in accordance with this Agreement;

          (ii) a current list of the full name and last known business, residence, or mailing address of each Company Member, both past and present;

          (iii) a copy of the Certificate of Formation, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

          (iv) copies of the Company's federal, State, local and foreign income Tax returns and reports, if any, for the six most recent Fiscal Years;

          (v) copies of this Agreement;

          (vi) copies of each Class B Preferred Membership Interest Certificate;

          (vii) copies of any writings permitted or required under Section 18-502 of the Delaware Act regarding the obligation of a Class A Member to perform any enforceable promise to contribute cash or property or to perform services as consideration for such Class A Member's Capital Contribution; and

          (viii) any written consents obtained from Class A Members pursuant to
     Section 18-302 of the Delaware Act regarding action taken by Class A Members without a meeting.

          (b) The Company shall use the accrual method of accounting for Tax purposes and shall use GAAP in the preparation of its financial reports and shall keep its books and records in accordance with the foregoing. Any Class A Member or its designated representative has the right to have reasonable access to and inspect and copy the contents of such books or records and shall also have reasonable access during normal business hours to such additional financial information, documents, books and records. The rights granted to a Class A

Member pursuant to this Section 9.01 are expressly subject to compliance by such Class A Member with the safety, security and confidentiality procedures and guidelines of the Company, as such procedures and guidelines may be established from time to time.

          (c) Until the DLJ Entities together with their Permitted Transferees own, in the aggregate, less than 10% of the original liquidation value of the Class B Preferred Membership Interests this Section 9.01 shall also be subject to, and include, Section 3.01(c) of the Class B Preferred Membership Interest Certificates.

          SECTION 9.02. Reports.
                        -------

          (a) In General. The Board of Managers shall be responsible for causing the preparation of financial reports of the Company, including the appointment of the Company's accountants, and the coordination of financial matters of the Company with the Company's accountants.

          (b) Periodic and Other Reports. The Board of Managers shall cause to be delivered to each Class A Member financial statements, reports and notices referred to below. The financial statements listed in clauses (i) and (ii) below shall be prepared, in each case (other than with respect to the Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP, and such other reports as any Class A Member may reasonably request from time to time. The quarterly financial statements referred to in clause (ii) below may be subject to normal period-end adjustments.

          (i) As soon as practicable following the end of each Fiscal Year (and in any event not later than 120 days after the end of such Fiscal Year, or such earlier date as may be required by law or at such time as Distributions are made pursuant to Article XI hereof following the occurrence of a Liquidating Event, an audited balance sheet of the Company as of the end of such Fiscal Year and the related statements of operations, members' Capital Accounts and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, and in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year end (in the case of the balance sheet) and the two (2) immediately preceding Fiscal Years (in the case of the statements).

          (ii) As soon as practicable following the end of each of the first three Fiscal Quarters of each Fiscal Year (and in any event not later than 60 days after the end of each such Fiscal Quarter, or such earlier date as may be required by law, an unaudited balance sheet of the Company as of the end of such Fiscal Quarter and the related statements of operations and cash flows for such Fiscal Quarter and for the Fiscal Year to date, in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the prior Fiscal Year's Fiscal Quarter and the interim period corresponding to the Fiscal Quarter and the interim period just completed.

The statements described in clauses (i) and (ii) above shall be accompanied by written certification of an Officer that such statements have been prepared in accordance with GAAP.

          (iii) A notice of the occurrence of (A) any Liquidation Event or, to the extent actually known by the Company, of any event which with notice, the passage of time or both would become a Liquidation Event promptly, but in any event no later than two Business Days, after an officer of the Company has actual knowledge of such occurrence, and a notice setting forth details of the actions that the Company has taken or proposes to take with respect thereto, as promptly as practicable, but in any event within ten Business Days after such officer obtains actual knowledge of such event.

          (iv) A notice of the occurrence of any material default under this Agreement, promptly, but in no event later than two Business Days, after an Officer of the Company has actual knowledge of such occurrence.

          (v) Promptly following any such request, such other information as is reasonably requested by any Class A Member.

          (c) So long as any Class B Preferred Membership Interests remain outstanding and to the extent applicable this Section 9.02 shall also be subject to, and include, the provisions of Section 3.02 of the Class B Preferred Membership Interest Certificates.

          SECTION 9.03. Tax Elections. The Company's taxable year will be the Fiscal Year, unless the Tax Matters Member determines another taxable year is required in order to comply with applicable laws. Unless otherwise provided in this Agreement, the Tax Matters Member will determine whether to make or revoke any available election pursuant to the Code.

          SECTION 9.04. Tax Controversies. US Holdings is designated the Tax Matters Member for the Company, and in such capacity shall be considered to be the "tax matters partner" within the meaning of Section 6231 of the Code. The Tax Matters Member is authorized and required to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by Tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Each Company Member agrees to reasonably cooperate with the Tax Matters Member and to do or refrain from doing any or all things reasonably requested by the Tax Matters Member with respect to the conduct of such proceedings. Subject to the foregoing proviso, the Tax Matters Member will (on behalf of the Company) contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any taxing authority unless the Class A Members agree otherwise.

          SECTION 9.05. Tax Status and Returns. Each of the parties hereto: (a) recognizes and intends that, for U.S. federal income tax purposes, the Company shall be treated as a partnership in which each Company Member is a partner and
(b) agrees to refrain from taking or consenting to any action the result of which could result in the classification or treatment of the Company as anything other than a partnership in which each Company Member is a partner for U.S. federal income tax purposes. To the extent that any of the parties hereto is required to report any item of income, gain, loss, deduction, or credit relating to the Company for U.S. federal income tax purposes, such party shall report such item in a manner consistent with the Company's tax returns and statements.

                                   ARTICLE X

                           DISSOLUTION AND LIQUIDATION

          SECTION 10.01. Dissolution.
                         -----------

          (a) The Company shall be dissolved and its affairs wound up only upon the happening of any of the following events (each a "DISSOLUTION EVENT"):

          (i) the sale or other disposition by the Company of all or substantially all of the assets it then owns in accordance with the terms of this Agreement; or

          (ii) a Liquidation Event or the Bankruptcy of the Company; or

          (iii) the entry of a decree of judicial dissolution under Section 18-802 of the Delaware Act;

          (b) Dissolution of the Company shall be effective on the day on which the event occurs giving rise to such dissolution, but the Company shall not terminate until the winding-up of the Company has been completed, the assets of the Company have been Distributed as provided in Section 10.02 and the Certificate of Formation shall have been canceled.

          SECTION 10.02. Liquidation.
                         -----------

          (a) Liquidator. Upon the occurrence of a Dissolution Event, the Board of Managers will appoint a Person to act as the "Liquidator", and such Person shall act as the Liquidator unless and until a successor Liquidator is appointed as provided in this Section 10.02. The Liquidator will agree not to resign at any time without 30 days' prior written notice to the Board of Managers. The Liquidator may be removed at any time, for or without cause, by notice of removal and appointment of a successor Liquidator approved by the Board of Managers. Any successor Liquidator will succeed to all rights, powers and duties of the former Liquidator. The right to appoint a successor or substitute Liquidator in the manner provided in this Section 10.02 will be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions of this Agreement, and every reference in this Agreement to the Liquidator will be deemed to refer also to any such successor or substitute Liquidator appointed in the manner provided in this Section 10.02. The Liquidator will receive the following for its services:
(i) if the Liquidator is TXU Corp. or an Affiliate or an employee of TXU Corp., the Company or any of their respective Affiliates, no compensation or (ii) if the Liquidator is not a Person described in (i), such compensation as the Board of Managers shall approve. In either case, the Liquidator shall receive reimbursement of its reasonable out-of-pocket expenses in performing its duties.

          (b) Liquidating Actions. The Liquidator will liquidate the assets of the Company and apply and Distribute the proceeds of such liquidation, in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

          (i) first, to the payment in full of the Company's debts and obligations to its creditors (including Company Members) in order of the priority provided by law;

          (ii) second, to the establishment of and additions to such reserves as the Board of Managers deems reasonably necessary or appropriate;

          (iii) third, to the payment in full, pro rata to the Class B Preferred Members in accordance with their Class B Preferred Membership Interests, of the aggregate unpaid liquidation value of any outstanding Class B Preferred Membership Interests (including any amounts added to such liquidation value pursuant to Section 2.01 of the Class B Membership Interest Certificates) and any other Distributions required to be made as at the date of payment pursuant to the terms of the Class B Preferred Membership Interest Certificates; and

          (iv) fourth, pro rata to the Class A Members in accordance with their Class A Membership Interests.

The reserves established pursuant to clause (ii) above will be paid over by the Liquidator to a bank or other financial institution, to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the Board of Managers deems advisable, such reserves will be Distributed, first pro rata to the Class B Preferred Members in accordance with their Class B Preferred Membership Interests to fulfill as provided in clause (iii) above (but only to the extent such Class B Preferred Members have not received the full amount to which they are entitled under clause (iii) above) and second pro rata to the Class A Members in accordance with their Class A Membership Interests as provided in clause (iv) above. For the avoidance of doubt, the allocations and Distributions provided for in this Agreement are intended to result in the Capital Account of each Company Member immediately prior to the Distribution of the Company's assets pursuant to this Section 10.03(b) being equal to the amount which such Company Member would be entitled to in accordance with this Section 10.03(b).

          (c) Distribution in Kind. Notwithstanding the provisions of Section 10.02(b) which require the liquidation of the assets of the Company, but subject to the order of priorities set forth in Section 10.02(b), if upon dissolution of the Company the Board of Managers determines that an immediate sale of part or all of the Company's assets would be impractical or could cause undue loss to the Class A Members, the Board of Managers may, in its sole discretion, defer the liquidation of any assets except those necessary to satisfy the Company's obligations set forth in Sections 10.02(b)(i),(ii) and (iii) above, and may, in its absolute discretion, Distribute to the holders of the Class A Membership Interests, in lieu of cash, as tenants in common and in accordance with the provisions of Section 10.02(b), undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such Distribution in kind will be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operating of such properties at such time. For purposes of any such Distribution, the Fair Market Value of any property to be distributed shall be that value agreed to by a Majority in Voting Interest of Class A Membership Interests and a majority of the Board of Managers, provided, however, that, if such parties cannot mutually agree upon the fair market value of such property, then each shall appoint an appraiser to determine the fair market value of such property. If the two (2) appraisers agree upon the fair market value of such property, they shall jointly render a single written report of their opinion thereon. If the two (2) appraisers cannot agree upon the fair market value of such property, they shall each render a separate written report and shall together appoint a third appraiser, who or which shall appraise such property, and shall render a written report of its opinion thereon. All appraisers appointed shall be qualified by experience and ability to appraise the type of property being contributed; and the fees and other costs of any appraiser shall be borne by the Company. The agreed appraised value or the appraised value contained in the aforesaid joint written report or written report of the third appraiser (as the case may be) shall be used to value Distributions pursuant to this Section 10.02(c); provided, however, that, if the fair market value contained in the appraisal report of the third appraiser is more than the higher of the first two (2) appraisals, the higher of the first two (2) appraisals shall govern; and provided, further, that if the fair market value contained in the appraisal report of the third appraiser is less than the lower of the first two (2) appraisals, the lower of the first two (2) appraisals shall govern.

          (d) Time to Wind Up. A reasonable time will be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 10.02(b) in order to minimize any losses otherwise attendant upon such winding up. Unless otherwise required by this Agreement, Distributions upon liquidation of the Company (or any Company Member's interest in the Company) and related adjustments will be made by the end of the Fiscal Year of the Liquidation (or, if later, within 90 days after the date of such liquidation) or as otherwise permitted by Treasury Regulation Section 1.704-1(b)(2)(ii)(b).

          (e) Termination. Upon completion of the Distribution of the assets of the Company as provided in Section 10.02(b) hereof, the Company shall be terminated and the Liquidator shall cause the cancellation of the Certificate of Formation in the State of Delaware and of all qualifications and registrations of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware and shall take such other actions as may be necessary to terminate the Company.

                                   ARTICLE XI

                  TRANSFER OF MEMBERSHIP INTERESTS; CONVERSIONS

          SECTION 11.01. Restrictions on Transfers of Class A Membership
                         Interests
                         -----------------------------------------------

          Each Class A Member acknowledges and agrees that such Class A Member shall not Transfer, or create or suffer to exist any Encumbrance against, any Class A Membership Interests except in accordance with the provisions of this
Article XII. Any attempted Transfer or Encumbrance in violation of the preceding sentence shall be deemed void ab initio and of no force or effect whatsoever, and the Company will not record any such Transfer or Encumbrance on its books or treat any purported transferee as the owner of such Class A Membership Interests for any purpose.

          SECTION 11.02. Restrictions on Transfers of Class B Preferred Membership Interests. Each Class B Preferred Member acknowledges and agrees that such Class B Preferred Member shall not Transfer any Class B Preferred

Membership Interests (i) to any Competitor or (ii) in violation of the Securities Act of 1933, as amended. Any attempted Transfer in violation of the preceding sentence shall be deemed void ab initio and of no force or effect whatsoever, and the Company will not adjust its books or the Class B Preferred Membership Schedule to reflect any such Transfer or treat any purported transferee as the owner of any Class B Preferred Membership Interests for any purpose. Except as specifically set forth in this Article XII, the Class B Preferred Members shall not be restricted from any Transfer of Class B Preferred Membership Interests.

          SECTION 11.03. General Restrictions on Transfer.
                         --------------------------------

          (a) Notwithstanding anything to the contrary in this Agreement, no transferee of any Class A Membership Interest or Class B Preferred Membership Interest received pursuant to a Transfer shall become a Class A Member or Class B Preferred Member, as the case may be, in respect of or be deemed to have any ownership rights in the Class A Membership Interests or Class B Preferred Membership Interests, as the case may be, so Transferred unless the purported transferee is admitted as a Company Member in accordance with Section 11.04.

          (b) Following a Transfer of any Class A Membership Interest or Class B Preferred Membership Interest, as the case may be, that is permitted under this
Article XII, the transferee of such Class A Membership Interest or Class B Preferred Membership Interest, as the case may be, shall succeed, in whole or in part, to the Capital Account associated with such Class A Membership Interest or Class B Preferred Membership Interest, as the case may be, and shall receive allocations and Distributions hereunder, pro rata, in respect of such Class A Membership Interest or Class B Preferred Membership Interest, as the case may be. Notwithstanding the foregoing, Net Income and Net Losses and other items will be allocated between the transferor and the transferee according to Section 706 of the Code.

          (c) Any Company Member who Transfers all of its Class A Membership Interests or Class B Preferred Membership Interests, as the case may be: (i) shall cease to be a Company Member upon such Transfer, and (ii) shall no longer possess or have the power to exercise any rights or powers of a Class A Member or Class B Preferred Member, as the case may be.

          SECTION 11.04. Procedures for Transfer. Subject in all events to the restrictions on Transfers contained in this Article XI, a Company Member may Transfer all or any part of its Class A Membership Interests or Class B Preferred Membership Interests, as the case may be, in accordance with the following conditions:

          (a) No Transfer of Class A Membership Interests may be completed until the prospective transferee is admitted as a Class A Member by executing and delivering to the Secretary of the Company a Class A Joinder. Upon execution of a Class A Joinder, the amendment of the Class A Members Schedule by the Secretary of the Company and the satisfaction of any other applicable conditions, such prospective transferee shall be admitted as a Class A Member and deemed listed as such on the books and records of the Company and thereupon the Company shall reissue the applicable Class A Membership Interests in the name of such prospective transferee.

          (b) No Transfer of Class B Preferred Membership Interests may be completed until the prospective transferee is admitted as a Class B Preferred Member by executing and delivering to the Secretary of the Company a Class B Joinder. Upon execution of a Class B Joinder, the amendment of the Class B Preferred Members Schedule by the Secretary of the Company and the satisfaction of any other applicable conditions, such prospective transferee shall be admitted as a Class B Preferred Member and deemed listed as such on the books and records of the Company and thereupon the Company shall reissue the applicable Class B Preferred Membership Interests in the name of such prospective transferee.

          (b) The transferor and transferee shall furnish the Company with the transferee's taxpayer identification number, sufficient information to determine the transferee's initial tax basis in the Class A Membership Interests or Class B Preferred Membership Interests, as the case may be, transferred, and any other information reasonably necessary to permit the Company to file all required federal and State tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to make any Distribution otherwise provided for in this Agreement with respect to any transferred Class A Membership Interests or Class B Preferred Membership Interests, as the case may be, until it has received such information.

          SECTION 11.05. Legend.
                         ------

          The certificates representing the Class A Membership Interests will bear the following legend:

          "THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN A LIMITED LIABILITY COMPANY AGREEMENT, A COPY OF SUCH LIMITED LIABILITY COMPANY AGREEMENT AS IN EFFECT FROM TIME TO TIME WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

          SECTION 11.06. Limitations.
                         -----------

          (a) In order to permit the Company to qualify for the benefit of a "safe harbor" under Section 7704 of the Code, notwithstanding anything to the contrary in this Agreement, no Transfer of any Class A Membership Interest or Class B Preferred Membership Interest shall be permitted or recognized by the Company (within the meaning of Treasury Regulation Section 1.7704-1(d)) and the Company shall not issue any Class A Membership Interest or Class B Preferred Membership Interest, as the case may be, if and to the extent that such Transfer or issuance would cause the Company to have more than 100 partners (within the meaning of Treasury Regulation Section 1.7704-1(h), including the look through rule in Treasury Regulation Section l.7704-1(h)(3)(unless the Company shall have received an opinion from a nationally recognized tax counsel to the effect that the Company will not be a publicly traded partnership taxable as corporation).

          (b) Notwithstanding anything to the contrary in this Agreement, no Class A Membership Interest or Class B Preferred Membership Interest may be Transferred and the Company may not issue any Class A Membership Interest or Class B Preferred Membership Interest unless: (i) such Transfer or issuance, as the case may be, shall not affect the Company's existence or qualification as a limited liability company under the Delaware Act, (ii) such Transfer or issuance, as the case may be, shall not cause the Company to be classified as other than a partnership for United States federal income tax purposes and (iii) such Transfer or issuance, as the case may be, shall not result in a termination of the Company under Code Section 708, unless the Board of Managers determines that any such termination will not have a material adverse impact on the Company Members.

          SECTION 11.07. Tax Matters. Upon the Transfer of any Class A Membership Interests or Class B Preferred Membership Interests, if the transferor owns Class A Membership Interests or Class B Preferred Membership Interests, as the case may be, representing more than 5% of the aggregate Capital Account balances of all Company Members determined immediately prior to such Transfer, then, at the request of such transferor at the time of such Transfer, the Board of Managers will cause the Company to elect, pursuant to
Section 754 of the Code, to adjust the tax basis of the Company's properties as provided by Sections 734 and 743 of the Code.

                                  ARTICLE XII

                                 INDEMNIFICATION

          SECTION 12.01. Mandatory Indemnification of the Managers. Any Person who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereafter a "PROCEEDING"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that such Person is a Manager, or by reason of the fact that such Manager is or was serving at the request of the Company as a member, director, manager, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, partnership, trust, sole proprietorship, employee benefit plan or other enterprise, shall be indemnified by the Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide greater or broader indemnification rights than such law permitted the Company to provide prior to such amendment) against judgments, penalties (including, without limitation, excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys' fees) actually incurred by such Person in connection with such Proceeding.

          SECTION 12.02. Mandatory Advancement of Expenses. Expenses incurred by a Person of the type entitled to be indemnified under Section 12.01 in defending any Proceeding shall be paid or reimbursed by the Company in advance of the final disposition of the Proceeding, without any determination as to such Person's ultimate entitlement to indemnification under Section 12.01, upon receipt of a written affirmation by such Person of such Person's good faith belief that such Person has met the standard of conduct necessary for indemnification under applicable law and a written undertaking by or on behalf of such Person to repay all amounts so advanced if it shall ultimately be determined that such Person is not entitled to be indemnified by the Company as authorized in Section 12.01 or otherwise. The written undertaking shall be an unlimited general obligation of the Person.

          SECTION 12.03. Indemnification of Officers, Employees and Agents. The Company shall indemnify and pay and advance expenses to an Officer, employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and pay and advance expenses to any Manager under this
Article XII; and the Company shall indemnify and pay and advance expenses to any Person who is or was an officer, employee or agent of the Company and who is or was serving at the request of the Company as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, partnership, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against such Person and incurred by such Person in such a capacity or arising out of such Person's status as such to the same extent and subject to the same conditions that the Company may indemnify and pay any advance expenses to any Manager under this Article XII.

          SECTION 12.04. Nonexclusivitiy of Rights. The indemnification and advancement and payment of expenses provided by this Article XII: (a) shall not be deemed exclusive of any other rights to which a Manager or other Person seeking indemnification may be entitled under any statute, agreement, or otherwise both as to action in such Person's official capacity and as to action in another capacity while holding such office, (b) shall continue as to any Person who has ceased to serve in the capacity which initially entitled such Person to indemnity and advancement and payment of expenses, and (c) shall inure to the benefit of the heirs, executors, administrators, successors and assigns of such Manager or such other Person.

          SECTION 12.05. Contract Rights. The rights granted pursuant to this
Article XII shall be deemed to be contract rights, and no amendment, modification or repeal of this Article XII shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal.

          SECTION 12.06. Insurance. The Company may purchase and maintain insurance or other arrangement or both, at its expense, on behalf of itself or any Person who is or was serving as a Manager, officer, employee or agent of the Company, or is or was serving at the request of the Company as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, partnership, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against any liability, expense or loss, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of this
Article XII.

          SECTION 12.07. Savings Clause. If this Article XII or any portion of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Manager or any other Person indemnified pursuant to this Article XII as to costs, charges and expenses (including, without limitation, attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the fullest extent permitted by any applicable portion of this Article XII that shall not have been invalidated and to the fullest extent permitted by applicable law.

          SECTION 12.08. Other Arrangements Not Excluded. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this
Article XII:

          (a) does not exclude any other rights to which a Person seeking indemnification or advancement of expenses may be entitled under any other agreement, or otherwise, for either an action of any Manager, officer, employee or agent in the official capacity of such Person or an action in another capacity while holding such position, except that indemnification, unless ordered by a court, may not be made to or on behalf of any Manager if a final adjudication established that its acts or omissions involved intentional misconduct, fraud or gross negligence and was material to the cause of action; and

          (b) continues for a person who has ceased to be a Manager, officer, employee or agent and inures to the benefit of the successors, heirs, executors and administrators of such a person.

                                  ARTICLE XIII

                                  MISCELLANEOUS

          SECTION 13.01. Notices.
                         -------

          (a) All notices, requests, claims, demands and other communications under or in connection with this Agreement shall be given to or made upon: (i) any Class A Member, at such Class A Member's address set forth on the Class A Members Schedule, (ii) any Class B Preferred Member, at such Class B Preferred Member's mailing address set forth on the Class B Preferred Members Schedule and
(ii) the Company at the following addresses (or in any case to such other address as the addressee may from time to time designate in writing to the sender):

               TXU Energy Company LLC
               1601 Bryan Street
               Dallas, TX  75201
               Attention:  Treasurer
               Facsimile:  214-812-8998
               with copies to:

               Hunton & Williams LLP
               1601 Bryan Street, 30th Floor
               Dallas, TX  75201
               Attention:  Timothy A. Mack, Esq.
               Facsimile:  214-880-0011

               and

               Thelen Reid & Priest LLP
               875 Third Avenue
               New York, NY  10022
               Attention:  Robert J. Reger, Esq.
               Facsimile:  212-603-2001

          (b) All notices, requests, claims, demands and other communications under or in connection with this Agreement shall be in writing and shall be deemed effectively given: (i) upon personal delivery or delivery by courier to the party to be notified, (ii) three Business Days after deposit with the United States Post Office, by registered or certified mail, return receipt requested, postage prepaid and addressed as provided in Section 13.01(a) and (iii) one Business Day after receipt of confirmation if such notice is sent by facsimile.

          SECTION 13.02. No Action for Partition. No Company Member shall have any right to maintain any action for partition with respect to any property of the Company.

          SECTION 13.03. Headings and Sections. The descriptive headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision of this Agreement. Unless the context requires otherwise, all references in this Agreement to Sections, Articles, Exhibits or Schedules shall be deemed to mean and refer to Sections, Articles, Exhibits or Schedules of or to this Agreement.

          SECTION 13.04. Amendments. This Agreement may not be amended, supplemented, modified or restated nor may any provision herein be waived without the express unanimous written consent of the Board of Managers. For so long as any Class B Preferred Membership Interests are outstanding, the preceding sentence shall be subject to Section 3.05 of the Class B Preferred Membership Interest Certificates. In addition, any amendment to this Section
13.04 shall also require the prior written consent of each Class A Member. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of the Company or any Company Member to assert any of their respective rights hereunder shall not constitute a waiver of any of such rights. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          SECTION 13.05. Binding Effect. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Company and the Company Members and each of their respective distributees, heirs, legal representatives, executors, administrators, successors and permitted assigns.

          SECTION 13.06. Remedies. The Company and each Company Member shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys' fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. Each Company Member and the Company agrees and acknowledges that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or any Company Member may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement. If any time period for giving notice or taking action under this Agreement expires on a day which is not a Business Day, the time period shall be extended automatically to the immediately succeeding Business Day.

          SECTION 13.07. WAIVER OF JURY TRIAL. EACH COMPANY MEMBER AND THE COMPANY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF UNDER OR, IN CONNECTION WITH THIS AGREEMENT.

          SECTION 13.08. Interpretation. The Company Members and the Company have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted by the Company Members and the Company, and no presumption or burden of proof shall arise favoring or disfavoring any Company Member or the Company by virtue of the authorship of any of the provisions of this Agreement.

          SECTION 13.09. Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflicts of law principals), all rights and remedies being governed by said laws.

          SECTION 13.10. Certificate of Formation. The Certificate of Formation is incorporated by reference and hereby made a part of this Agreement. In the event of any conflict between the Certificate of Formation and this Agreement, the provisions of this Agreement shall govern to the extent not contrary to law.

          SECTION 13.11. Severability. If any term or provision of this Agreement is held to be illegal, invalid or unenforceable under the present or future laws effective during the term of this Agreement, such term or provision will be fully severable, and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable term or provision had never comprised a part of this Agreement, and the all other terms and provisions of this Agreement will nevertheless remain in full force and effect and will not be affected by the illegal, invalid or unenforceable term or provision or by its severance from this Agreement. Upon such determination that any term or provision is invalid, illegal or unenforceable, the Company Members and the Company shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Company Members and the Company as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

          SECTION 13.12. Additional Documents and Acts. Each Company Member and the Company agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be reasonably necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and the transactions contemplated hereby.

          SECTION 13.13. No Third Party Beneficiaries. Except for the provisions of Article XII relating to indemnification, this Agreement shall be binding upon and inure solely to the benefit of the Company Members and the Company and their respective successors and assigns, nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, interest, claim or benefit, of any nature whatsoever, under or on account of this Agreement.

          IN WITNESS WHEREOF, the Company and each Company Member has caused this Agreement to be executed by its officer or other representatives thereunto duly authorized, as of the date first above written.

                                         TXU ENERGY COMPANY LLC


                                         By:    /s/ Kirk R. Oliver
                                             -----------------------------------
                                             Name:  Kirk R. Oliver
                                             Title: Treasurer


                                         TXU US HOLDINGS COMPANY


                                         By:    /s/ Kirk R. Oliver
                                             -----------------------------------
                                             Name:  Kirk R. Oliver
                                             Title: Treasurer


                                         TXU ENERGY HOLDINGS COMPANY


                                         By:    /s/ Kirk R. Oliver
                                             -----------------------------------
                                             Name:  Kirk R. Oliver
                                             Title: Treasurer


                                         UXT INTERMEDIARY LLC

                                         By:  DLJ Merchant Banking III, Inc.,
                                              its managing member

                                         By:    /s/ Michael S. Isikow
                                             -----------------------------------
                                             Name:  Michael S. Isikow
                                             Title: Principal


                                         UXT HOLDINGS LLC

                                         By:  UXT AIV, L.P.,
                                              its managing member

                                         By:  DLJ Merchant Banking III, Inc.,
                                              as managing general partner

                                         By:    /s/ Michael S. Isikow
                                             -----------------------------------
                                             Name:  Michael S. Isikow
                                             Title: Principal

                                         BENJAMIN MOORE PENSION


                                         By:    /s/ Mark D. Millard
                                             -----------------------------------
                                             Name:  Mark D. Millard
                                             Title: Authorized Signatory


                                         THE BUFFALO NEWS OFFICE PENSION PLAN


                                         By:    /s/ Mark D. Millard
                                             -----------------------------------
                                             Name:  Mark D. Millard
                                             Title: Authorized Signatory


                                         THE BUFFALO NEWS EDITORIAL PENSION PLAN


                                         By:    /s/ Mark D. Millard
                                             -----------------------------------
                                             Name:  Mark D. Millard
                                             Title: Authorized Signatory


                                         CORNHUSKER CASUALTY COMPANY


                                         By:    /s/ Mark D. Millard
                                             -----------------------------------
                                             Name:  Mark D. Millard
                                             Title: Authorized Signatory


                                         FLIGHTSAFETY INTERNATIONAL INC.
                                         RETIREMENT INCOME PLAN


                                         By:    /s/ Mark D. Millard
                                             -----------------------------------
                                             Name:  Mark D. Millard
                                             Title: Authorized Signatory


                                         FRUIT OF THE LOOM PENSION TRUST


                                         By:    /s/ Mark D. Millard
                                             -----------------------------------
                                             Name:  Mark D. Millard
                                             Title: Authorized Signatory

                                         GEICO CORPORATION PENSION PLAN TRUST


                                         By:    /s/ Mark D. Millard
                                             -----------------------------------
                                             Name:  Mark D. Millard
                                             Title: Authorized Signatory


                                         GOVERNMENT EMPLOYEES INSURANCE
                                         COMPANY


                                         By:    /s/ Mark D. Millard
                                             -----------------------------------
                                             Name:  Mark D. Millard
                                             Title: Authorized Signatory


                                         JOHNS MANVILLE CORPORATION MASTER
                                         PENSION TRUST


                                         By:    /s/ Mark D. Millard
                                             -----------------------------------
                                             Name:  Mark D. Millard
                                             Title: Authorized Signatory


                                         JUSTIN BRANDS, INC. UNION PENSION PLAN
                                         AND JUSTIN BRANDS, INC. PENSION PLAN &
                                         TRUST


                                         By:    /s/ Mark D. Millard
                                             -----------------------------------
                                             Name:  Mark D. Millard
                                             Title: Authorized Signatory


                                         ACME BRICK COMPANY PENSION TRUST


                                         By:    /s/ Mark D. Millard
                                             -----------------------------------
                                             Name:  Mark D. Millard
                                             Title: Authorized Signatory


                                         SCOTT FETZER COMPANY COLLECTIVE
                                         INVESTMENT TRUST


                                         By:    /s/ Mark D. Millard
                                             -----------------------------------
                                             Name:  Mark D. Millard
                                             Title: Authorized Signatory

                                                                      SCHEDULE A


                        LIST OF CLASS B PREFERRED MEMBERS
                        ---------------------------------


UXT INTERMEDIARY LLC*

UXT HOLDINGS LLC*

BENJAMIN MOORE PENSION**

BUFFALO NEWS OFFICE PENSION PLAN**

BUFFALO NEWS EDITORIAL PENSION PLAN**

CORNHUSKER CASUALTY COMPANY**

FLIGHTSAFETY INTERNATIONAL INC. RETIREMENT INCOME PLAN**

FRUIT OF THE LOOM PENSION TRUST**

GEICO CORPORATION PENSION PLAN TRUST**

GOVERNMENT EMPLOYEES INSURANCE COMPANY**

JOHNS MANVILLE CORPORATION MASTER PENSION TRUST**

JUSTIN BRANDS, INC. UNION PENSION PLAN AND JUSTIN BRANDS, INC. PENSION PLAN
  AND TRUST**

ACME BRICK COMPANY PENSION TRUST**

SCOTT FETZER COMPANY COLLECTIVE INVESTMENT TRUST**

_____________________

* Affiliated with DLJ Merchant Banking Partners III, L.P.

** Affiliated with Berkshire Hathaway, Inc.

                            CLASS A MEMBERS SCHEDULE

     Name, Address and              Closing Date                           Class of Interest
      Facsimile Number            Capital Account     Invested Capital      and Percentage
         of Member                    Balance              Amount                Owned
     -----------------            ---------------     ----------------     -----------------
TXU US Holdings Company           *                   *                    99%
1601 Bryan Street, Dallas, TX
75201

TXU Energy Holdings Company       *                   *                     1%
1601 Bryan Street,
Dallas, TX 75201

*To be provided at a later date.

                                                                      SCHEDULE C

                       CLASS B PREFERRED MEMBERS SCHEDULE

                                                     Original               Added
            Name and Address                     Liquidation Value    Liquidation Value
-------------------------------------------      -----------------    -----------------
          UXT INTERMEDIARY LLC                    $306,927,148.66            $0
     c/o Credit Suisse First Boston
         Eleven Madison Avenue
        New York, NY 10010-3629
            Attn: Ivy Dodes

            UXT HOLDINGS LLC                      $193,072,851.34            $0
     c/o Credit Suisse First Boston
         Eleven Madison Avenue
        New York, NY 10010-3629
            Attn: Ivy Dodes

         BENJAMIN MOORE PENSION                     $15,900,000              $0
          c/o Bank of New York
      Domestic Custody/Corp. Funds
       1 Wall Street, 12th Floor
        New York, New York 10286
         Attn: Susan Besdansky

  THE BUFFALO NEWS OFFICE PENSION PLAN               $4,200,000              $0
       c/o Wells Fargo Bank N.A.
           733 Marquette Ave.
               N9306-036
         Minneapolis, MN 55479
          Attn: Theresa Reuter

THE BUFFALO NEWS EDITORIAL PENSION PLAN              $6,400,000              $0
       c/o Wells Fargo Bank N.A.
           733 Marquette Ave.
               N9306-036
         Minneapolis, MN 55479
          Attn: Theresa Reuter

      CORNHUSKER CASUALTY COMPANY                   $25,000,000              $0
       c/o Wells Fargo Bank N.A.
           733 Marquette Ave.
               N9306-036
         Minneapolis, MN 55479
          Attn: Theresa Reuter

    FLIGHTSAFETY INTERNATIONAL INC.                  $7,400,000              $0
         RETIREMENT INCOME PLAN
       c/o Wells Fargo Bank N.A.
           733 Marquette Ave.
               N9306-036
         Minneapolis, MN 55479
          Attn: Theresa Reuter




    FRUIT OF THE LOOM PENSION TRUST                 $13,500,000              $0
 c/o Northern Trust Company of Chicago
       40 Broad Street, 8th Floor
        New York, New York 10004
            Attn: Jose Mero

  GEICO CORPORATION PENSION PLAN TRUST              $57,000,000              $0
          c/o JP Morgan Chase
            4 New York Plaza
          Ground Floor Window
        New York, New York 10005
          Attn: Jennifer John

     GOVERNMENT EMPLOYEES INSURANCE                 $29,000,000              $0
                COMPANY
          c/o JP Morgan Chase
            4 New York Plaza
          Ground Floor Window
        New York, New York 10005
          Attn: Jennifer John

   JOHNS MANVILLE CORPORATION MASTER                $70,000,000              $0
            PENSION TRUST
        c/o The Bank of New York
       One Wall Street, 3rd Floor
                Window A
        New York, New York 10286

 JUSTIN BRANDS, INC. UNION PENSION PLAN              $4,300,000              $0
       AND JUSTIN BRANDS, INC. PENSION
             PLAN AND TRUST
      c/o BANCONE & CO (Bank One)
          Fiduciary Operations
   340 S. Cleveland Ave., Bldg. 350
          Westerfield, OH 43081

    ACME BRICK COMPANY PENSION TRUST                $10,300,000              $0
      c/o BANCONE & CO (Bank One)
          Fiduciary Operations
   340 S. Cleveland Ave., Bldg. 350
          Westerfield, OH 43081

    SCOTT FETZER COMPANY COLLECTIVE                  $7,000,000              $0
            INVESTMENT TRUST
           c/o Key Bank N.A.
           Trade Settlements
        Mail Code OH-01-49-0310
           4900 Tiedeman Road
          Cleveland, OH 44144
         Attn: Monica Williams

                                                                       EXHIBIT A


                            FORM OF CLASS B PREFERRED
                         MEMBERSHIP INTEREST CERTIFICATE

         THIS CLASS B PREFERRED MEMBERSHIP INTEREST CERTIFICATE
         ("CERTIFICATE") CERTIFIES THAT [NAME OF CLASS B PREFERRED MEMBER] IS A CLASS B PREFERRED MEMBER OF TXU ENERGY COMPANY LLC (THE "COMPANY") AND THAT SUCH CLASS B PREFERRED MEMBER IS THE OWNER OF $____________ LIQUIDATION VALUE OF CLASS B PREFERRED MEMBERSHIP INTERESTS. IF NOT PREVIOUSLY REDEEMED OR EXCHANGED, THIS CERTIFICATE IS SUBJECT TO MANDATORY REDEMPTION ON NOVEMBER 22, 2012.

                                     Legends

         THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN, AND FORMS AN INTEGRAL PART OF, THE COMPANY'S SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT DATED AS OF JULY 1, 2003, A COPY OF SUCH AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE COMPANY.

         THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN AN EXCHANGE AGREEMENT (AS DEFINED HEREIN), A COPY OF SUCH AGREEMENT, AS IN EFFECT FROM TIME TO TIME, WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE CLASS B PREFERRED MEMBER HEREOF UPON WRITTEN REQUEST.

         THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

                             TXU ENERGY COMPANY LLC

 $_________________ Liquidation Value of Class B Preferred Membership Interests

                            Dated as of July 1, 2003

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. Definitions.

         The following terms used in this Certificate shall have the following meanings (unless otherwise expressly provided in this Certificate):

         "AFFILIATE" means with respect to any Person, any other Person controlling, controlled by, or under common control with such first Person. For the avoidance of doubt, each Class A Member and its Affiliates shall be considered Affiliates of the Company and each Class B Preferred Member and its Affiliates shall not be considered Affiliates of the Company or the Class A Members.

         "AFFILIATED EMPLOYEE BENEFIT TRUST" means any trust that is a successor to the assets held by a trust established under an employee benefit plan subject to ERISA or any other trust established directly or indirectly under such plan or any other such plan having the same sponsor.

         "AGREEMENT VALUE" means, for each hedge agreement, on any date of determination, an amount determined in good faith by the Company equal to: (a) in the case of any hedge agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the "MASTER AGREEMENT"), the amount, if any, that would be payable by or to the Company or any of its Subsidiaries to or from its counterparty to such hedge agreement, as if (i) such hedge agreement was terminated early on such date of determination and, (ii) the Company or such Subsidiary was the sole "Affected Party", and assumes second method and market quotation and adjusts for collateral positions, or (b) in the case of a hedge agreement traded on an exchange, the mark-to-market value of such hedge agreement, which will be the unrealized gain or loss on such hedge agreement to the Company or such Subsidiary to such hedge agreement determined in good faith by the Company based on the settlement price of such hedge agreement on such date of determination, or (c) in all other cases, the mark-to-market value of such hedge agreement, which will be the unrealized gain or loss on such hedge agreement to the Company or such Subsidiary to such hedge agreement determined in good faith by the Company; capitalized terms used and not otherwise defined in this definition shall have the meaning set forth in the above described Master Agreement.

         "AVERAGE CLOSING PRICE" means, for any Fiscal Quarter, the average of closing prices of a share of TXU Common Stock on the New York Stock Exchange Corporate Transactions Reporting System, as reported in The Wall Street Journal, for the period commencing on the first day of such Fiscal Quarter and ending on the last day of such Fiscal Quarter.

         "BANKRUPTCY" means, with respect to a Person, (a) that such Person has
(i) made an assignment for the benefit of creditors; (ii) filed a voluntary petition in bankruptcy; (iii) been adjudged bankrupt, or insolvent; or had entered against such Person an order of relief in any bankruptcy or insolvency proceeding; (iv) filed a petition or an answer seeking for such Person any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation or filed an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding of such nature; or (v)
         sought, consented to, or acquiesced in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person's properties; (b) 60 days have elapsed after the commencement of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation and such proceeding has not been dismissed; or (c) 60 days have elapsed since the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person's properties and such appointment has not been vacated or stayed or the appointment is not vacated within 60 days after the expiration of such stay.

         "BOARD OF MANAGERS" has the meaning set forth in the LLC Agreement.

         "BUSINESS" means the generation of electricity, wholesale energy trading, retail energy marketing, energy delivery and other energy-related services by the Company or any of their respective Subsidiaries.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or any other day which is a legal holiday under the laws of the States of New York or Texas or a day on which national banking associations in such States are authorized or required by law or other governmental action to close.

         "CAPITAL EXPENDITURES" means expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto that are capitalized on the balance sheet of the applicable Person prepared in accordance with GAAP.

         "CERTIFICATE" means this Class B Preferred Membership Interest Certificate.

         "CERTIFICATE OF FORMATION" means the Original Certificate of Formation as it may be amended, restated, supplemented or otherwise modified from time to time on or after the date hereof.

         "CHANGE OF CONTROL" means the consummation of any transaction or series of related transactions that will result in any Person or group of Persons, in each case as defined in the Exchange Act: (i) becoming the beneficial owner, directly or indirectly, of more than 30% of the aggregate voting power of the Company, US Holdings or TXU Corp. or 30% of the aggregate fair market value of the assets of the Company, US Holdings or TXU Corp., (ii) acquiring, by contract or otherwise, the power to direct or cause the direction of the management or policies of the Company, US Holdings or TXU Corp., or (iii) otherwise becoming the beneficial owner, directly or indirectly, of more than 30% of the ownership interests in the Company.

         "CLASS A MEMBER" means a Class A Member of the Company as provided in the LLC Agreement.

         "CLASS A MEMBERSHIP INTEREST" of any Class A Member at any time means the entire ownership interest of such Class A Member in the Company at such time, including all benefits to which the owner of such Class A Membership Interest is entitled under this Agreement and applicable law, together with all obligations of such Class A Member under this Agreement and applicable law.

         "CLASS B PREFERRED MANAGER" shall have the meaning set forth in Section 3.07.

         "CODE" means the United States Internal Revenue Code of 1986, as amended from time to time.

         "COMPANY" has the meaning set forth in the Preamble.

         "COMPETITOR" means, with respect to the Company or any of its Affiliates, a Person (or an Affiliate of an entity) that is significantly involved in the generation of electricity, wholesale energy trading, retail energy marketing or energy delivery.

         "DEFAULT DIVIDENDS" shall have the meaning set forth in Section 2.04.

         "DEFAULT REDEMPTION EVENT" shall have the meaning set forth in Section 4.01.

         "DELAWARE ACT" means the Delaware Limited Liability Company Act, 6 Del.ss.18-101 et seq., as the same may be amended from time to time.

         "DISTRIBUTION TO A CLASS A MEMBER" means the payment or distribution by the Company of any money or property other than money to a Class A Member (i) on account of such Class A Member's Membership Interest as provided in the LLC Agreement or (ii) in redemption or liquidation of all or any portion of such Class A Member's Membership Interest but shall not include payments to a Class A Member (i) pursuant to a loan or advance made by such Class A Member to the Company or in respect of any other transaction in which such Class A Member acts other than in such Class A Member's capacity as a partner within the meaning of
Section 707(a) of the Code or (ii) which are guaranteed payments within the meaning of Section 707(c) of the Code.

         "DIVIDEND PAYMENT DATE" means (a) prior to the occurrence of a Reset Event in respect of which the Company has elected to make payment under Section 2.01(b), the fifth (5) Business Day after each Fiscal Quarter and (b) after the occurrence of a Reset Event in respect of which the Company has elected to make payment under Section 2.01(b), each date on which dividends are paid in respect of the shares of TXU Common Stock.

         "DLJ CLASS B PREFERRED MEMBER" shall have the meaning set forth in
Section 3.01(c).

         "DLJ ENTITY" or "DLJ ENTITIES" means each investor or investors listed on Schedule II.

         "DLJ VCOC FUND" means UXT AIV, L.P., a Delaware limited partnership, or a DLJ Entity or Affiliate thereof designated by UXT AIV, L.P.

         "EBITDA" means, without duplication, the consolidated Net Income of the Company and its Subsidiaries determined in accordance with GAAP consistently applied, plus any amounts subtracted in calculating Net Income in respect of interest expense, Taxes, depreciation and amortization, less (i) any gain plus any loss realized in connection with the sale of any assets or disposition of any securities, other than those included in cash flow from operations, (ii) any extraordinary or non-recurring gain plus any loss or (iii any non-cash extraordinary gain, plus (iv) any non-cash extraordinary loss.

         "ENCUMBER" means, with respect to a Person, creating or suffering to exist any Encumbrance against any of the property of such Person.

         "ENCUMBRANCE" means any lien, mortgage, pledge, collateral assignment, security interest, hypothecation or other encumbrance.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCHANGE AGREEMENT" means the Exchange Agreement, dated as of November 22, 2002, among the Company, TXU Corp., UXT Intermediary LLC and UXT Holdings LLC, as amended by Amendment No. 1 to the Exchange Agreement, dated as of the date hereof, by and among the Company, TXU Corp. and the entities listed on Schedule A thereto, as may be further amended from time to time in accordance with the terms thereof.

         "FISCAL QUARTER" means any three-month accounting period of the Company in the Fiscal Year.

         "FISCAL YEAR" means the annual accounting period of the Company, which shall be the calendar year or such portion of a calendar year during which the Company is in existence.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

         "GOVERNMENTAL AUTHORITY" means any United States or non-United States federal, national, supranational, State, provincial, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

         "INDEBTEDNESS" of any Person means, without duplication, net of restricted cash and cash equivalents off setting Indebtedness (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (other than trade. payables and accrued liabilities arising in the ordinary course of business), (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all capitalized lease obligations of such Person,
(f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities securing Indebtedness and all interest rate or foreign exchange hedging transactions valued at the Agreement Value thereof, (g) all unconditional obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, (h) all Indebtedness of any other Person of the type referred to in clauses (a) through
(g) guaranteed by such Person or for which such Person shall otherwise (including pursuant to any keepwell, makewell or similar arrangement) become directly or indirectly liable (other than indirectly as a result of a performance guarantee not entered into with respect to Indebtedness), and (i) all third party Indebtedness of the type referred to in clauses (a) through (h) above secured by any lien or security interest on property (including accounts and contract rights) owned by the Person whose Indebtedness is being measured, even though such Person has not assumed or become liable for the payment of such third party Indebtedness the amount of such obligation being deemed to be the lesser of the net book value of such property or the amount of the obligation so secured; provided, however, that (i) true sales of accounts receivable and (ii) the obligation evidenced by this Certificate and the Other Certificates shall not constitute "Indebtedness" hereunder.

         "INTEREST COVERAGE RATIO" means the ratio of EBITDA of the Company to consolidated cash interest expense of the Company and its Subsidiaries on all Indebtedness.

         "LAW" means any United States or non-United States federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including, without limitation, common law).

         "LLC AGREEMENT" means the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of July 1, 2003, as the same may be amended or restated from time to time.

         "LOSS" has the meaning set forth in Section 6.01(a).

         "MAJORITY IN VOTING INTEREST OF CLASS B PREFERRED MEMBERSHIP INTERESTS" means, at any time, a Class B Preferred Member or Class B Preferred Members that own a majority of the aggregate unpaid liquidation value of the Class B Preferred Membership Interests outstanding at such time, voting together as a single class.

         "MANAGER" means a member of the Board of Managers.

         "MANDATORY REDEMPTION DATE" shall be November 22, 2012.

         "NET INCOME" means with respect to any Fiscal Year, or part thereof, the net income (or net loss) of the Company for such period as determined on a consolidated basis and in accordance with GAAP.

         "NOTE" means an Exchangeable Subordinated Note of the Company which was issued on November 22, 2002.

         "OFFICER" means an officer of the Company.

         "ORIGINAL CERTIFICATE OF FORMATION" has the meaning set forth in the Limited Liability Company Agreement.

         "OTHER CERTIFICATE" means each Class B Preferred Membership Interest Certificate in substantially the form of this Certificate issued by the Company on the date hereof and each additional Certificate issued upon any transfer of an interest in all or any part of such Other Certificate.

         "PAYMENT DEFAULT" means any failure by the Company to pay any unpaid liquidation value or any dividend when due under this Certificate.

         "PERMITTED TRANSFEREE" means in the case of any DLJ Entity, (A) any other DLJ Entity, (B) any general or limited partner of any DLJ Entity (a "DLJ Partner"), and any Affiliated Employee Benefit Trust or Person that is an Affiliate of any DLJ Partner (collectively, the "DLJ Affiliates"), (C) any managing director, general partner, director, limited partner, officer or employee of any DLJ Entity or of any DLJ Affiliate, or the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the foregoing persons referred to in this clause (C) (collectively, "DLJ Associates"), (D) a trust (to the extent recognized by applicable Law), the beneficiaries of which, or a corporation, limited liability company or partnership, all of the stockholders, members or general or limited partners of which, include only DLJ Entities, DLJ Affiliates, DLJ Associates, their spouses or their lineal descendants or (E) a voting trustee for one or more DLJ Entities, DLJ Affiliates or DLJ Associates under the terms of a voting trust (to the extent recognized by applicable Law).

         "PERSON" means any individual, corporation, partnership, limited liability company, trust, joint venture, governmental entity or other unincorporated entity, association or group.

         "REGULATION" means any rule or regulation of any Governmental Authority having the effect of Law or any rule or regulation of any self-regulatory organization.

         "RESET AMOUNT" means with respect to the unpaid liquidation value on this Certificate for any Fiscal Quarter ending after the occurrence of a Reset Event, an amount equal to the aggregate dividend that would be payable during such Fiscal Quarter in respect of the shares of TXU Common Stock that would be determined by dividing the outstanding unpaid liquidation value of this Certificate by the average closing price for TXU Common Stock for such Fiscal Quarter.

         "RESET EVENT" means, for any Fiscal Quarter, an Average Closing Price for TXU Common Stock in excess of $39.45, as adjusted to account for stock splits, stock dividends and similar occurrences.

         "STATE" means any one of the 50 states of the United States of America or the District of Columbia.

         "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of such Person or entity or a combination thereof. For purposes of this Note, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director, managing member, or general partner of such limited liability company, partnership, association or other business entity.

         "TAXES" means all federal, State, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, windfall profit, payroll, sales, use, transfer, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect thereto.

         "THIRD PARTY CLAIMS" has the meaning set forth in Section 6.01(b).

         "TRANSFER" means (a) as a noun, the transfer of ownership by sale, exchange, assignment, gift, donation, grant or other conveyance of any kind, whether voluntary or involuntary, including Transfers by operation of law or legal process (and hereby expressly including, with respect to a Class B Preferred Member, assignee or other Person, any voluntary or involuntary appointment of a receiver, trustee, liquidator, custodian or other similar official for such Class B Preferred Member or all or any part of such Class B Preferred Member, assignee or other Person or all or any part of the property of such Class B Preferred Member, assignee or other Person under any bankruptcy, reorganization or insolvency law and (b) as a verb, the act of making any voluntary or involuntary Transfer.

         "TREASURY REGULATIONS" means the income Tax regulations promulgated under the Code as amended.

         "TXU COMMON STOCK" means the common stock of TXU Corp., without par value.

         "TXU CORP." means TXU Corp., a Texas corporation.

         "US HOLDINGS" means TXU US Holdings Company, a Texas corporation.

         SECTION 1.02. Other Definitional Provisions.

         (a) All terms in this Certificate shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (b) As used in this Certificate and in any certificate or other documents made or delivered pursuant hereto or thereto, accounting terms not defined in this Certificate or in any such certificate or other document, and accounting terms partly defined in this Certificate or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in this Certificate or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Certificate or in any such certificate or other document shall control.

         (c) The words "hereof," "herein," "hereunder," and words of similar import when used in this Certificate shall refer to this Certificate as a whole and not to any particular provision of this Certificate; Section references contained in this Certificate are references to Sections in this Certificate unless otherwise specified; and the term "including" shall mean "including without limitation."

         (d) The definitions contained in this Certificate are applicable to the singular as well as the plural forms of such terms.

         (e) Common nouns and pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person, Persons or other reference in the context requires. Whenever used herein, "or" shall include both the conjunctive and disjunctive, "any" shall mean "one or more."

         (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II

                                TERMS OF PAYMENT

         SECTION 2.01. Dividend Payment. (a) The Company shall declare and pay dividends on the unpaid liquidation value of this Certificate at a yield per annum equal to 9.00%, payable quarterly in arrears on each Dividend Payment Date, out of funds legally available therefor; provided, however, that, the Company may, by notice to the holder of this Certificate, elect to pay all or any portion of such dividends by adding it to the unpaid liquidation value of this Certificate whereupon such amount shall yield a dividend at the rate aforesaid and shall no longer be considered to be a dividend due under this
Section 2.01(a). Upon the receipt by the holder of this Certificate of a notice of such election by the Company, the holder of this Certificate shall record the amount, the date such amount is added to the unpaid liquidation value of this Certificate and the aggregate unpaid liquidation value of this Certificate in accordance with its usual practice and, prior to any Transfer of this Certificate, such information shall be endorsed on the grid attached hereto, which is a part of this Certificate. In addition, the Company shall immediately adjust the Class B Preferred Membership Schedule (attached to the LLC Agreement as Schedule C) accordingly.

         (b) Notwithstanding anything provided in Section 2.01(a), from and after the date of a Reset Event, the Company shall have the option to pay dividends on the unpaid liquidation value of this Certificate (excluding any additions to the unpaid liquidation value pursuant to Section 2.01 (a) which shall continue to yield dividends pursuant to Section 2.01 (a) or 2.04, as the case maybe) in an amount equal to the Reset Amount payable in arrears on each Dividend Payment Date.

         SECTION 2.02. Mandatory Redemption. The Company shall redeem all of the outstanding Class B Preferred Membership Interests evidenced by this Certificate on the Mandatory Redemption Date. On the Mandatory Redemption Date, the Company shall pay in cash to the holder of this Certificate a distribution equal to the unpaid liquidation value of this Certificate (which shall include any unpaid amounts added to such unpaid liquidation value pursuant to Section 2.01(a)) and any accrued and unpaid dividends. Until the Mandatory Redemption Date, the Company is not permitted to redeem any of the Class B Preferred Membership Interests evidenced by this Certificate in whole or in part; provided, however, that the Company may pay at any time in cash any amounts added to the unpaid liquidation value of this Certificate pursuant to Section 2.01(a).

         SECTION 2.03. Payments and Computations. The Company shall make each payment hereunder not later than 1:00 p.m. (New York City time) on the day when due in U.S. dollars to the holder of this Certificate at the address referred to on Schedule I attached hereto in same day funds. All computations of dividends shall be made on the basis of a year of 360 days comprised of four 90 day quarters. Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall not in such case be included in the computation of such payment.

         SECTION 2.04. Default Dividends. Upon the occurrence and during the continuance of either of (a) a Payment Default or (b) the making of any Distribution to a Class A Member by the Company during any Fiscal Quarter in respect of which the Company does not pay a cash dividend on this Certificate or has not repaid all amounts added to the unpaid liquidation value of this Certificate pursuant to Section 2.01(a), the Company shall pay dividends on (i) the unpaid liquidation value of this Certificate, payable in arrears on the dates referred to in Section 2.01(a) or (b) above and on demand, at a yield per annum equal at all times to 5% per annum above the yield per annum required to be paid on such unpaid liquidation value pursuant to Section 2.01 (a) or (b) above and (ii) to the fullest extent permitted by law, the amount of any dividend payable under this Certificate that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a yield per annum equal at all times to 5% per annum above the yield per annum required to be paid pursuant to Section 2.01(a) or (b) above ("DEFAULT DIVIDENDS").

                                  ARTICLE III

                    COVENANTS AND REPRESENTATION AND WARRANTY

         SECTION 3.01. Accounting Books and Records.

         (a) The Company shall keep on site at its principal place of business each of the items listed in Section 9.01 of the LLC Agreement.

         (b) The Company shall use the accrual method of accounting for Tax purposes and shall use GAAP in the preparation of its financial reports and shall keep its books and records in accordance with the foregoing.

         (c) Any Class B Preferred Member that is a DLJ Entity (a "DLJ CLASS B PREFERRED MEMBER") or its designated representative has the right to have reasonable access to and inspect and copy the contents of the books or records referred to in Section 9.01 of the LLC Agreement and shall also have reasonable access during normal business hours to such additional financial information, documents, books and records as such DLJ Class B Preferred Member may reasonably request; provided that the Company shall have no obligation to provide such access if the DLJ Entities together with their Permitted Transferees own, in the aggregate, less than 10% of the original liquidation value of the Class B Preferred Membership Interests. The rights granted to a Class B Preferred Member pursuant to this Section 3.01(a) are expressly subject to compliance by such Class B Preferred Member with the safety, security and confidentiality procedures and guidelines of the Company, as such procedures and guidelines may be established from time to time.

         SECTION 3.02. Reports.

         (a) Periodic and Other Reports. The Company shall cause to be delivered to each Class B Preferred Member and the DLJ VCOC Fund, so long as it directly or indirectly holds any Class B Preferred Membership Interest, financial statements, reports and notices referred to below. The financial statements listed in clauses (i) and (ii) below shall be prepared, in each case on a consolidated basis in accordance with GAAP, and such other reports as any Class B Preferred Member and the DLJ VCOC Fund, so long as it directly or indirectly holds any Class B Preferred Membership Interest, may reasonably request from time to time. The quarterly financial statements referred to in clause (ii) below may be subject to normal period-end adjustments.

         (i) As soon as practicable following the end of each Fiscal Year (and in any event-not later than 120 days after the end of such Fiscal Year, or such earlier date as may be required by law), an audited balance sheet of the Company as of the end of such Fiscal Year and the related statements of operations, members' capital accounts and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, and in each case, to the extent the Company was in existence setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year end (in the case of the balance sheet) and the two (2) immediately preceding Fiscal Years (in the case of the statements).

         (ii) As soon as practicable following the end of each of the first three Fiscal Quarters of each Fiscal Year (and in any event not later than 60 days after the end of each such Fiscal Quarter, or such earlier date as may be required by law), an unaudited balance sheet of the Company as of the end of such Fiscal Quarter and the related statements of operations and cash flows for such Fiscal Quarter and for the Fiscal Year to date, in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the prior Fiscal Year's Fiscal Quarter and the interim period corresponding to the Fiscal Quarter and the interim period just completed, together with a description of all material transactions of the Company, which shall be reviewed annually by an independent auditor.

         The statements described in clauses (i) and (ii) above shall be accompanied by written certification of an Officer that such statements have been prepared in accordance with GAAP.

         (iii) As soon as practicable following the end of each month (and in any event not later than 30 days after the end of each month), management reports in a form agreed upon between a Majority in Voting Interest of the Class B Preferred Membership Interests and the Company; provided that the Company shall have no obligation to provide such management reports if the DLJ Entities together with their Permitted Transferees own, in the aggregate, less than 10% of the original liquidation value of the Class B Preferred Membership Interests.

         (iv) A notice of the occurrence of any Default Redemption Event pursuant to Article IV, or to the extent actually known by the Company, of any event that with notice, the passage of time or both would become a Default Redemption Event pursuant to Article IV promptly, but in any event no later than two Business Days, after an Officer of the Company has actual knowledge of such occurrence, and a notice setting forth details of the actions that the Company has taken or proposes to take with respect thereto, as promptly as practicable, but in any event within ten Business Days after such Officer obtains actual knowledge of such event.

         (v) A notice of the occurrence of a Change of Control, or any event that is reasonably likely to result in a Change of Control, promptly, but in no event later than two Business Days, after an Officer of the Company has actual knowledge of such occurrence.

         (vi) Promptly following any such request, such other information as is reasonably requested by any Class B Preferred Member or the DLJ VCOC Fund.

         (b) Each Class B Preferred Member agrees, and the DLJ VCOC Fund shall agree, to keep any non-public information provided to such Class B Preferred Member or the DLJ VCOC Fund by the Company confidential and not to disclose such information unless required by law and acknowledges that the receipt of such information by such Class B Preferred Member or the DLJ VCOC Fund may restrict the ability of such Class B Preferred Member or the DLJ VCOC Fund to trade in securities of the Company, TXU Corp or their Affiliates; provided, that, such information may be disclosed to such Class B Preferred Member's or the DLJ VCOC Fund's advisors (in the case of financial advisors only, upon three Business Days' advance notice to the Company), members or partners as long as they agree to keep such information confidential.

         (c) Irrespective of the foregoing, any Class B Preferred Member affiliated with Berkshire Hathaway, Inc. (as set forth in Schedule A to the LLC Agreement) will not have any right to request or receive any non-public or confidential information regarding the Company and/or its Affiliates, including, but not limited to, pursuant to Sections 3.02(a)(iii) or (vi) of this Certificate; provided, however, that any transferee of any Class B Preferred Member affiliated with Berkshire Hathaway, Inc. other than Affiliates of Berkshire Hathaway, Inc., will not be bound by this Section 3.02(c).

         SECTION 3.03. Separateness and Limited Liability. The Company shall comply with its obligations set forth in Sections 2.07 and 2.08 of the LLC Agreement.

         SECTION 3.04. Limitations on Distributions to Class A Members. Notwithstanding any provision to the contrary contained in this Certificate, the Company shall not make any Distribution to a Class A Member if it would violate
Section 18-607 of the Delaware Act or other applicable law, any of the Company's debt financing agreements or any other debt financing agreement of which the Company is a guarantor, but shall instead make such distribution as soon as practicable after such time as the making of such distribution would not cause such violation.

         SECTION 3.05. Restricted Actions. The Company shall not, and shall cause its Subsidiaries not to, without the prior written consent of the Majority in Voting Interest of the Class B Preferred Membership Interests:

         (a) Issue or reclassify any class or series of equity securities or membership interests in the Company, including, without limitation, the Class A Membership Interests, that are, or that are convertible into, a class or series of equity securities, or membership interest in the Company, including, without limitation, the Class A Membership Interests, of the Company or its Subsidiaries, as the case may be, that are, senior to or on parity with the Class B Preferred Membership Interests.

         (b) Incur any Indebtedness, if on a pro forma basis after giving effect to the incurrence of such Indebtedness at the date of incurrence and the application of proceeds thereof (i) the ratio of consolidated Indebtedness of the Company to EBITDA for the four Fiscal Quarters ended most recently prior to the date of determination thereof would exceed four times or (ii) the Interest Coverage Ratio for the four Fiscal Quarters ended most recently prior to the date of determination thereof would not exceed three times.

         (c) Make any amendment to the LLC Agreement.

         (d) Make any investments other than ordinary course investments relating to the Business; provided, however, that no investments shall be made in the City of New York that shall cause the Company to be deemed to be conducting operations in the City of New York for the purposes of the New York City Tax Law.

          (e) Enter into operations significantly differing from the Business as conducted on the date hereof or enter into any new lines of business.

          (f) Unless otherwise required by law, merge, consolidate or otherwise combine the Company with any other Person if such merger, consolidation or combination would result in the disposition of more than 25% of the aggregate voting power of the Company or acquire or dispose of assets that would result in the acquisition or disposition, as the case may be, of more than 25% of the value of the Company.

          (g) Alter the number of Managers comprising the Board of Managers.

          (h) Allow any Person to be admitted as a member of the Company (other than a Class B Preferred Member who becomes a member of the Company as a permitted transferee of Class B Preferred Membership Interests).

         SECTION 3.06. Tax Treatment. The Company and the holder of this Certificate agree that, for all U.S. federal, state, local and foreign income Tax purposes, this Certificate shall be treated as set forth in Section 8.06 of the LLC Agreement, and each such party agrees to fully comply with all of its obligations set forth in Section 8.06 of the LLC Agreement.

         SECTION 3.07. Class B Preferred Manager. Subject to and to the extent permitted by applicable Law and Regulation, for so long as at least 30% of the original liquidation value of the Class B Preferred Membership Interests remains held by the DLJ Entities and their Permitted Transferees, the Board of Managers of the Company shall at all times include one Manager (the "CLASS B PREFERRED MANAGER") chosen by the DLJ VCOC Fund.

         SECTION 3.08. Consultation Rights. (a) During any period for which there is no Class B Preferred Manager serving on the Board of Managers, the DLJ VCOC Fund, if it directly or indirectly holds any interest in the Class B Preferred Membership Interests, and is intended to qualify as a "venture capital operating company" within the meaning of the regulations of the United States Department of Labor set forth in 29 C.F.R. Section 2510.3-101 (the "Plan Asset Regulations") shall, upon prior written notice to the Company, be entitled to consult with and advise the management and Board of Managers of the Company on significant business issues, including management's proposed annual business, strategic and operating budgets and plans, and management will meet with the DLJ VCOC Fund periodically during each year (but no more frequently than once each calendar quarter) at the Company's executive offices at mutually agreeable times for such consultation and advice.

         (b) The Company agrees to consider, in good faith, the recommendations of the DLJ VCOC Fund in connection with the matters on which it is consulted as described above, it being understood and agreed that the ultimate discretion with respect to all such matters shall be retained by the Company.

         (c) The rights granted to the DLJ VCOC Fund hereunder (including, without limitation, under Article III) are intended to enable the DLJ VCOC Fund to be operated, where applicable, as a "venture capital operating company" within the meaning of the Plan Asset Regulations, and this Certificate shall be interpreted accordingly.

         SECTION 3.09. Change of Control Offer. (a) No Class A Member of the Company or any subsequent transferee may Transfer all or any part of its interests in the Company without the prior written consent of the Majority in Voting Interest of the Class B Preferred Membership Interests unless the Company offers to purchase all of the outstanding Class B Membership Interests at a price equal to 101% of the sum of the unpaid liquidation value thereof; provided, however, that a Class A Member may transfer all or any part of its interest to any direct or indirect wholly-owned subsidiary of TXU Corp.

         (b) The Company will give written notice of any Transfer by a Class A Member or any subsequent transferee, stating the substance and the intended date of the consummation thereof and irrevocably offering to purchase all of the outstanding Class B Preferred Membership Interests at a price equal to 101% of the unpaid liquidation value thereof, not more than 20 Business Days nor less than 15 Business Days prior to the date of the consummation thereof, to each Class B Preferred Member. Each Class B Preferred Member shall have ten Business Days from the date of the receipt of such notice to elect (by written notice to the Company or any subsequent transferee, as applicable) to sell all or any portion of the Class B Preferred Membership Interests held by such Class B Preferred Member to the Company or such subsequent transferee, as applicable.

                                   ARTICLE IV

                            Default REDEMPTION EVENTS

         SECTION 4.01. Default Redemption Events. If any of the following events ("DEFAULT REDEMPTION EVENTS") shall occur and be continuing:

         (a) The Company shall fail to pay any installment of the unpaid liquidation value of, or a dividend on, this Certificate when the same becomes due and payable which in the case of a failure to pay a dividend continues for 5 days; or

         (b) The Company shall fail to perform or observe (i) any term, covenant or agreement contained in Section 3.04, 3.05, 3.09 or 6.01 or (ii) any other term, covenant or agreement contained in this Certificate if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Company by any Class B Preferred Member; or

         (c) The representation and warranty contained in Section 3.11 of the Note exchanged for this Certificate shall prove to have been incorrect in any material respect when made; or

         (d) The Company or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Company or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (d);

then, and in any such event, a Majority in Voting Interest of the Class B Preferred Membership Interests may, by notice to the Company, declare this Certificate, all dividends hereon and all other amounts payable hereunder to be forthwith due and payable, whereupon this Certificate, all such dividends and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Company under the Federal Bankruptcy Code, this Certificate, all such dividends and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Company.

                                    ARTICLE V

                                    TRANSFERS

         SECTION 5.01. Restrictions. The holder of this Certificate acknowledges and agrees that any Transfer of any Class B Preferred Membership Interest evidenced by this Certificate shall be subject to the restrictions and provisions set forth in Article XI of the LLC Agreement.

         SECTION 5.02. Legends.

         (a) Each Certificate issued upon any Transfer will bear the legends set forth on the cover of this Certificate to the extent applicable and any additional legends as may be reasonably required by the Company.

                                   ARTICLE VI

                                 INDEMNIFICATION

         SECTION 6.01. Indemnification of Class B Preferred Members.

         (a) The Company hereby agrees to indemnify and hold harmless the holder of this Certificate and its respective shareholders and managers (including any administrative agent or sub-agent) and each of its respective Affiliates, officers, directors, employees, agents, successors and assigns but excluding the Person serving as a Manager pursuant to Section 3.07 hereof to the extent such

Person is indemnified by the Company pursuant to the LLC Agreement (each an "INDEMNITEE"), for and against all claims, losses, damages, costs, expenses, awards, judgments and penalties (including, without limitation, attorneys' fees and expenses) (hereinafter, a "LOSS") arising out of, resulting from or with respect to, directly or indirectly, the conduct of the business or affairs of the Company, including without limitation, the operation of the Business.

         (b) An Indemnitee shall give the Company notice of any matter that an Indemnitee has determined has given or could give rise to a right of indemnification under this Certificate (a "CLAIM NOTICE"), within 25 days after such determination, stating the amount of the Loss, if known, and method of computation thereof. The obligations and liabilities of the Company under this
Article VI with respect to Losses arising from claims of any third party that are subject to the indemnification provided for in this Article VI ("THIRD PARTY CLAIMS") shall be governed by the following additional terms and conditions: if an Indemnitee shall receive notice of any Third Party Claims, the Indemnitee shall give the Company notice of such Third Party Claim within 25 days after the receipt by the Indemnitee of such notice; provided, however, that the failure to provide such notice shall not release the Company from any of its obligations under this Article VI and shall not relieve the Company from any other obligation or liability that it may have to any Indemnitee otherwise than under this Article VI. If the Company acknowledges in writing its obligation to indemnify the Indemnitee hereunder against any Losses that may result from such Third Party Claim, then the Company shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnitee within five (5) days of the receipt of such Claim Notice from the Indemnitee; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnitee in its sole and absolute discretion for the same counsel to represent both the Indemnitee and the Company, then the Indemnitee shall be entitled to retain its own counsel in each jurisdiction for which the Indemnitee determines counsel is required, at the expense of the Company. In the event that the Company exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnitee shall cooperate with the Company in such defense and make available to the Company, at the Company's expense, all witnesses, pertinent records, materials and information in the Indemnitee's possession or under the Indemnitee's control relating thereto as is reasonably required by the Company. Similarly, in the event the Indemnitee is, directly or indirectly, conducting the defense against any such Third Party Claim, the Company shall cooperate with the Indemnitee in such defense and make available to the Indemnitee, at the Company's expense, all such witnesses, records, materials and information in the Company's possession or under the Company's control relating thereto as is reasonably required by the Indemnitee. No such Third Party Claim may be settled by the Company without: (a) the prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned) of the Indemnitee unless such settlement contains a full and unconditional release of the Indemnitee with respect thereto.

         SECTION 6.02. Nonexclusivitiy of Rights. The indemnification and advancement and payment of expenses provided by this Article VI: (a) shall not be deemed exclusive of any other rights to which a Class B Preferred Member or other Person seeking indemnification may be entitled under any statute, agreement or otherwise both as to action in such Person's official capacity and as to action in another capacity while holding such office, (b) shall continue as to any Person who has ceased to serve in the capacity which initially entitled such Person to indemnity and advancement and payment of expenses, and
(c) shall inure to the benefit of the heirs, executors, administrators, successors and assigns of such Class B Preferred Member or such other Person.

         SECTION 6.03. Contract Rights. The rights granted pursuant to this
Article VI shall be deemed to be contract rights, and no amendment, modification or repeal of this Article VI shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal.

         SECTION 6.04. Savings Clause. If this Article VI or any portion of this Certificate shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Class B Preferred Member or any other Person indemnified pursuant to this
Article VI as to costs, charges and expenses (including, without limitation, attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the fullest extent permitted by any applicable portion of this
Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

         SECTION 6.05. Other Arrangements Not Excluded. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this
Article VI:

         (a) Does not exclude any other rights to which a Person seeking indemnification or advancement of expenses may be entitled under any other agreement, or otherwise, for either an action of any Class B Preferred Member, officer, employee or agent in the official capacity of such Person or an action in another capacity while holding such position, except that indemnification, unless ordered by a court, may not be made to or on behalf of any Class B Preferred Member if a final adjudication established that its acts or omissions involved intentional misconduct, fraud or gross negligence and was material to the cause of action; and

         (b) Continues for a person who has ceased to be a Class B Preferred Member, officer, employee or agent and inures to the benefit of the successors, heirs, executors and administrators of such a person.

                                   ARTICLE VII

                                  MISCELLANEOUS

         SECTION 7.01. Headings and Sections. The descriptive headings in this Certificate are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Certificate or any provision of this Certificate. Unless the context requires otherwise, all references in this Certificate to Sections, Articles, Exhibits or Schedules shall be deemed to mean and refer to Sections, Articles, Exhibits or Schedules of or to this Certificate.

         SECTION 7.02. Amendments. This Certificate may not be amended, supplemented, modified or restated nor may any provision herein be waived without the express unanimous written consent of a Majority in Voting Interest of the Class B Preferred Membership Interests. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Certificate. The failure of the Class B Preferred Member to assert any of its rights hereunder shall not constitute a waiver of any of such rights. All rights and remedies existing under this Certificate are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         SECTION 7.03. Binding Effect. Except as otherwise provided in this Certificate, every covenant, term and provision of this Certificate shall be binding upon the Company and shall inure to the benefit of the Class B Preferred Member, the DLJ VCOC Fund and their distributees, heirs, legal representatives, executors, administrators, successors and permitted assigns and designees.

         SECTION 7.04. Remedies. The Class B Preferred Member shall be entitled to enforce its rights under this Certificate specifically, to recover damages and costs (including reasonable attorneys' fees) caused by any breach of any provision of this Certificate and to exercise all other rights existing in its favor. The Company agrees and acknowledges that money damages may not be an adequate remedy for any breach of the provisions of this Certificate and that the Class B Preferred Member may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance or other injunctive relief in order to enforce or prevent any violations of the provisions of this Certificate. If any time period for giving notice or taking action under this Certificate expires on a day that is not a Business Day, the time period shall be extended automatically to the immediately succeeding Business Day.

         SECTION 7.05. Waiver of Jury Trial. THE COMPANY AND, BY ACCEPTING THE BENEFITS OF THIS CERTIFICATE, THE CLASS B PREFERRED MEMBER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF UNDER OR, IN CONNECTION WITH THIS CERTIFICATE.

         SECTION 7.06. Interpretation. The holder of this Certificate and the Company have participated jointly in the negotiation and drafting of this Certificate. In the event an ambiguity or question of intent or interpretation arises, the Certificate shall be construed as if drafted jointly by the holder of this Certificate and the Company, and no presumption or burden of proof shall arise favoring or disfavoring the holder of this Certificate or the Company by virtue of the authorship of any of the provisions of this Certificate.

         SECTION 7.07. Governing Law. This Certificate will be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflicts of law principals), all rights and remedies being governed by said laws.

         SECTION 7.08. Additional Documents and Acts. The Company agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be reasonably necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Certificate and the transactions contemplated hereby.

         SECTION 7.09. No Third Party Beneficiaries. Except for the provisions of Article VI relating to indemnification, this Certificate shall inure solely to the benefit of the holder of this Certificate, the DLJ VCOC Fund and their successors, assigns and designees, nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, interest, claim or benefit, of any nature whatsoever, under or on account of this Certificate.

         SECTION 7.10. Class B Preferred Member ERISA Representation. The holder of this Certificate represents and warrants that either (i) it is not an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a "plan" within the meaning of Section 4975(c)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), or an entity whose assets are treated as "plan assets" under the Plan Asset Regulations or (ii) the purchase and holding of this Certificate by such Class B Preferred Member will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

         IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its officers or other representatives thereunto duly authorized, as of the date first above written.

                                                TXU ENERGY COMPANY LLC


                                                By:_________________________
                                                    Name:
                                                    Title:



---------------------------------------- -------------------------------------- --------------------------------------
  Amount Added to Unpaid Liquidation       Date Added to Unpaid Liquidation      Aggregate Liquidation Value of this
    Value of this Class B Preferred         Value of this Class B Preferred         Class B Preferred Membership
 Membership Interest Certificate Under      Membership Interest Certificate             Interest Certificate
            Section 2.01(a)
---------------------------------------- -------------------------------------- --------------------------------------


---------------------------------------- -------------------------------------- --------------------------------------


---------------------------------------- -------------------------------------- --------------------------------------


---------------------------------------- -------------------------------------- --------------------------------------


---------------------------------------- -------------------------------------- --------------------------------------


---------------------------------------- -------------------------------------- --------------------------------------


---------------------------------------- -------------------------------------- --------------------------------------


---------------------------------------- -------------------------------------- --------------------------------------


                                                                      SCHEDULE I

                                                          ADMINISTRATIVE DETAILS


[NAME AND ADDRESS OF CLASS B PREFERRED MEMBER]

                                                                     SCHEDULE II

                                                                    DLJ ENTITIES


NAME

UXT Holdco 2 LLC

UXT Intermediary LLC

UXT Holdings (Offshore) Ltd.

UXT Holdings LLC

UXT-1 Blocker, Inc.

UXT-2 Blocker, Inc.

UXT-3 Blocker, Inc.

UXT-4 Blocker, Inc.

UXT-5 Blocker, Inc.

UXT AIV, L.P.

UXT AIV (Offshore) L.P.

DLJ Merchant Banking Partners III, L.P.

DLJ Offshore Partners III, C.V.

DLJ Offshore Partners III-1, C.V.

DLJ Offshore Partners III-2, C.V.

Millennium Partners II, L.P.

DLJMB Partners III GmbH & Co. KG

MBP III Plan Investors, L.P.

                                                                       EXHIBIT B

                      FORM OF JOINDER OF CLASS A MEMBER TO
                       LIMITED LIABILITY COMPANY AGREEMENT

          THIS JOINDER to the Second Amended and Restated Limited Liability Company Agreement of TXU Energy Company LLC, a Delaware limited liability company (the "COMPANY"), dated as of June __, 2003, as amended or restated from time to time, by and among [the Company], the Class A Members and the Class B Preferred Members (the "AGREEMENT"), is made and entered into as of _________ by and between the Company and _______________ ( the "HOLDER"). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

          WHEREAS, on the date hereof, the Holder has acquired CLASS A MEMBERSHIP INTERESTS from _______________ and the Agreement and the Company require the Holder, as the holder of such CLASS A MEMBERSHIP INTERESTS, to become a party to the Agreement, and the Holder agrees to do so in accordance with the terms hereof.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties of this Joinder hereby agree as follows:

          1. Agreement to be Bound. The Holder hereby: (a) acknowledges that it has received and reviewed a complete copy of the Agreement and
               (b) agrees that upon execution of this Joinder, it shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Class A Member for all purposes thereof and entitled to all the rights incidental thereto.

          2. Class A Members Schedule. For purposes of the Class A Members Schedule, the address of the Holder is as follows:

                    [NAME]
                    [ADDRESS]
                    [FACSIMILE NUMBER]

          3. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS OF THE PARTIES HEREUNDER SHALL BE INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND ALL RIGHTS AND ALL REMEDIES SHALL BE GOVERNED BY SUCH LAWS.

          4. Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder

                                         [              ]

                                         By:__________________
                                         Name:________________
                                         Title:_______________

                                                                       EXHIBIT C

                 FORM OF JOINDER OF CLASS B PREFERRED MEMBER TO
                       LIMITED LIABILITY COMPANY AGREEMENT

          THIS JOINDER to the Second Amended and Restated Limited Liability Company Agreement of TXU Energy Company LLC, a Delaware limited liability company (the "COMPANY"), dated as of June __, 2003, as amended or restated from time to time, by and among [the Company], the Class A Members and the Class B Preferred Members (the "AGREEMENT"), is made and entered into as of _________ by and between the Company and _______________ ( the "HOLDER"). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

          WHEREAS, on the date hereof, the Holder has acquired CLASS B PREFERRED MEMBERSHIP INTERESTS from _______________ and the Agreement and the Company require the Holder, as the holder of such CLASS B Preferred MEMBERSHIP INTERESTS, to become a party to the Agreement, and the Holder agrees to do so in accordance with the terms hereof.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties of this Joinder hereby agree as follows:

          5. Agreement to be Bound. The Holder hereby: (a) acknowledges that it has received and reviewed a complete copy of the Agreement and
               (b) agrees that upon execution of this Joinder, it shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Class B Preferred Member for all purposes thereof and entitled to all the rights incidental thereto.

          6. Class B Preferred Members Schedule. For purposes of the Class B Preferred Members Schedule, the address of the Holder is as follows:

                    [NAME]
                    [ADDRESS]
                    [FACSIMILE NUMBER]

          7. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS OF THE PARTIES HEREUNDER SHALL BE INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND ALL RIGHTS AND ALL REMEDIES SHALL BE GOVERNED BY SUCH LAWS.

          8. Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder

                                         [              ]

                                         By:__________________
                                         Name:________________
                                         Title:_______________